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                                APPRAISAL REPORT
                                 SHILO INN HOTEL


                                   Located At
                               2231 GIRARD STREET
                            DELANO, CALIFORNIA 93215


                                      As Of
                                DECEMBER 1, 1996


                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104


                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106


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

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:     Appraisal Report of Shilo Inn
        2231 Girard Street
        Delano, CA  93215

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

                                                                          Page i

Mr. David Thatcher
December 9, 1996
Page -2-

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a single building hotel complex which contains 48 units and is located at 2231 Girard Street, in the City of Delano, Kern County, California 93215. It is situated on an interior mid block site, a few blocks south of the intersection of County Line Road and 300 yards from the northbound State Highway 99 exit. The subject site is comprised of one legal lot. The site has approximately 198 feet of frontage on both Highway 99 and Girard Street where access is obtained to the site. There is an AM/PM Mini Market immediately north of the subject on land that was formerly owned by the Shilo Inn. In fact, Shilo retained 9 parking spaces on the site of the AM/PM for overflow parking capability. The total site area is 37,620 square feet (0.86 acres). The improvements are comprised of one, three-story, good quality, class D (i.e. wood framed) building which encompasses 19,200 SF of improved building area. The improvements contain 48 units and were completed in 1986. The property is owned and operated by the Shilo Inn Hotel Group (Mark S. Hemstreet).

The subject property and comparables were last inspected November 13, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                    $775,000
                                    ========
                   SEVEN HUNDRED SEVENTY FIVE THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,

/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849


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2231 Girard Street, Delano, CA


                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                            8

IDENTIFICATION OF THE PROPERTY                                                12

PURPOSE OF THE APPRAISAL                                                      12

FUNCTION OF THE APPRAISAL                                                     12

DATE OF VALUATION                                                             13

HISTORY AND OWNERSHIP                                                         13

SCOPE OF THE ASSIGNMENT                                                       13

MARKETING AND EXPOSURE PERIODS                                                13

AMERICAN DISABILITIES ACT COMPLIANCE                                          14

PROPERTY RIGHTS APPRAISED                                                     14

HAZARDOUS MATERIAL STATEMENT                                                  14

COMPETENCY PROVISION                                                          15

DEFINITIONS                                                                   15

REGIONAL OVERVIEW                                                             17

AREA DESCRIPTION                                                              23

HOTEL INDUSTRY OVERVIEW                                                       27

SITE DESCRIPTION                                                              34

PLAT MAP                                                                      39


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TABLE OF CONTENTS (CONTINUED)


IMPROVEMENT DESCRIPTION                                                       40

HIGHEST AND BEST USE ANALYSIS                                                 48

VALUATION                                                                     52

COST APPROACH                                                                 55

DIRECT COMPARISON APPROACH                                                    79

INCOME APPROACH                                                               93

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   112

CERTIFICATIONS                                                               114

APPRAISER'S QUALIFICATIONS

ADDENDA

Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


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                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.


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Assumptions & Limiting Conditions (continued)

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.


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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                                   Shilo Inn
                                            2231 Girard Street
                                            Delano, California 93215

ASSESSOR'S PARCEL NO.:                      410-180-02-00-8

PROPERTY RIGHTS APPRAISED:                  Fee Simple Estate

OWNER OF RECORD:                            Mark S. Hemstreet

PROPERTY TYPE:                              48 units hotel

ZONING:                                     C-2 (Limited Commercial), City  of
                                            Delano, California

SITE AREA:                                  0.86 acres;  (37,620 square feet)

IMPROVEMENTS:                               The subject improvements consists of
                                            one, three-story, good quality,
                                            Class D, wood framed constructed
                                            hotel buildings with 48 units
                                            encompassing 19,200 square feet
                                            gross. The improvements were
                                            completed and first operated in
                                            1986.

HIGHEST AND BEST USE:                       As Vacant:    Commercial development
                                            As Improved:  Existing Use

VALUE CONCLUSIONS:

    Land Value:                             $160,000
    F, F & E:                               $120,000 ($2,500/room)
    Cost Approach:                          $1,150,000
    Direct Sales Comparison:                $900,000
    Income Capitalization Approach:         $775,000

    Final Value Estimate                    $775,000

ESTIMATED MARKETING TIME:                   Twelve Months

LAST DATE OF INSPECTION:                    November 13, 1996

DATE OF VALUE:                              December 1, 1996


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                               SUBJECT PHOTOGRAPHS
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                                [GRAPHIC OMITTED]


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 The Shilo Inn, an 48 room limited-service hotel is located on the east side of
                                   Highway 99


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                                [GRAPHIC OMITTED]


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          The improvements were constructed and first occupied in 1986


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                                [GRAPHIC OMITTED]


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                           This view looking north on
               Girard Street shows the subject property at left.


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                                [GRAPHIC OMITTED]


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                          This view is looking south on
                 Girard Street, the subject is shown at right.


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                                [GRAPHIC OMITTED]


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 The parking area has been encroached-upon by the expanding Highway 99 off-ramp


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                                [GRAPHIC OMITTED]


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             Looking south, new freeway off-ramp being constructed.


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                                [GRAPHIC OMITTED]


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                       Looking north, new off-ramp will be
             10' from outdoor pool/spa enclosure (wood fence area)


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                                [GRAPHIC OMITTED]


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                            Pool/spa being repaired.


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                                [GRAPHIC OMITTED]


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                      Double-queen guests suites featuring
           cable TV, "country elegance" furnishings, hair dryer, etc.

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                                [GRAPHIC OMITTED]


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              Double-queen room looking towards vanity and bathroom


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                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn hotel located at 2231 Girard Street in Delano, Kern County, California, 93215. The subject is situated on a nearly rectangular shaped site located mid block on the east side of Highway 99, approximately 1/4 mile south of County Line Road.

Legal Description

Parcel 2 of Parcel Map No. 7249, in the City of Delano, County of Kern, State of California, as per map file February 25, 1986 in Book 32, Pages 198 and 199, of Parcel Maps, in the Office of the County Recorder of Said County.


                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Fee Simple Estate, of the going concern, in the subject property, as of the stated appraisal date.


                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;
      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;
      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;
      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.


                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 13, 1996.


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                              HISTORY AND OWNERSHIP

The apparent owner of the subject property is Mark Hemstreet who acquired the already-built hotel named the Beverly Ann Hotel on August 1, 1987. Based on our investigations of the public records, no transfers of the subject have occurred within the past three years. The property is not listed for sale or lease..

                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.


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                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.

                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.
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                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

Definitions

"(2) 'Market value'(2) means:

(i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      A.    buyer and seller are typically motivated;
      B. both parties are well informed or well advised, and each acting in what he considers his own best interest;
      C.    a reasonable time is allowed for exposure in the open market;
      D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and
      E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.


----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).
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                                  Regional Map


                                [GRAPHIC OMITTED]


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                                REGIONAL OVERVIEW

The subject property is located in the city of Delano, one of the incorporated cities of Kern County in the southern region of central California's San Joaquin Valley. Kern County covers an area of approximately 8,073 square miles and ranks third in physical size among the state's 58 counties. It is the leading oil and mineral producing county in both the state and the nation, and also one of the top three agricultural producing areas in the nation.

The city of Delano, incorporated in 1915, is located 130 miles north of Los Angeles and 256 miles south of San Francisco. It is situated approximately 30 miles north of Bakersfield which serves as the county seat. Delano has been built on an agricultural basis however, a $186 million California State Correctional Facility in Delano employs 1,260.

Delano is situated in Southern San Joaquin Valley in Northern Kern County. It is the 3rd largest city in Kern County. It is located 140 miles North of Los Angeles and 300 miles South of San Francisco and 30 miles North of Bakersfield and 30 miles South of Tulare. Delano borders on the Tulare County Line and serves as the trade center for eight smaller communities of both Tulare and Kern County. The economic base is agricultural with highly seasonal jobs. Employees are employed six to seven months of the year, and layoff seasonally returning to the same employer yearly. About 80% of the jobs in Delano are in agriculture. The unemployment rate is between 30% to 32%, mostly due to the seasonal layoffs. Most other employment is in retail and services with industry quickly increasing. The City is aggressively working to diversify to a year round employment non-agricultural economic base. The City received Enterprise Zone designation in 1991. This was what attracted the largest automated distribution warehouse Kern County Delano (Sears) Logistics Center (DLS) - 1992 DLS brought a total of 450 jobs to Northern Kern County. There are two return-to-custody centers operated for the Department of Corrections and in 1993 the North Kern State Prison Reception Center opened. Presently the prison has 800 employees of which 10% are Delano residents. The prison is not yet fully staffed. Per capita income is $7,491 and the median household income is $21,054.

Work Force

The labor force is largely unskilled and semiskilled. Majority of the work force does not have a high school diploma. There are six elementary schools, one private elementary school, one jr. high school, and one high school. The State university is located in Bakersfield and the community college has a locate campus - Delano Center of Bakersfield College. Proteus the local JTPA subcontractor is located in Delano. California Technical College located in Delano is a private training school that receives JTPA funding from Kern and Tulare County as well as Vocational Rehabilitation. All of the educational institutions in Delano serve the communities in Southern Tulare County. The High School District drop out rate is 20.6% and the continuation school is 50.5%.


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REGIONAL OVERVIEW (continued)

Human Needs

Delano has a 9 hole golf course, numerous parks, a Delano Arts Foundation, annual events of Filipino Week, Cinco de Mayo and Harvest Holidays. It is located 3 miles Southeast of Lake Wollomes for sailing, fishing, swimming and picnicking. Delano is in close proximity to the Sierra Nevada Mountain range, and the Mojave Desert. There are numerous physicians, specialists, and dentists. The Delano Regional Medical Center is the largest and most comprehensive medical facility within twenty miles. The hospital services eight smaller communities in Northern Kern County and Southern Tulare County. There is a fully staffed city police department.

Transportation

There are five State highways within 15 miles and Highway 99 and Highway 155 run directly through Delano. Delano is served by the main line of the Southern Pacific Railroad which is located in the Enterprise Zone Industrial Area. The Delano Airport is also located in the Enterprise Zone Industrial Area and has the capacity of 800 aircraft. Presently there are five base operators at the airport: an agriculture application firm, aircraft maintenance shop, aircraft charter and rental service operator and a helicopter mechanic shop.

Local Government

Council - Manager REVENUE: Sales and Property PLANNING: City Planner, Member of the Kern Economic Development Corp. CITIZEN'S GROUPS: Rotary, Kiwanis, Lions, Elks, Masonic, Filipino Organizations, Cinco de Mayo, Community Alliance, Filipino American Fiesta, Harvest Holidays Inc., Mexican-American Political Association, Soroptimist International, Exchange Club.

Demographic Trends

The population of the city of Delano has grown from approximately 18,400 residents in 1983 to 20,059 residents in 1988 and 22,762 by the 1990 Census and 1993 Department of Finance reported the population at 29,950. A major part of the recent growth is attributed to the opening of the prison and the related jobs created.

The median age is 27.4 years. Of the Spanish Speaking population 38% speak English not well/not at all and of the Asian/Pacific population 29% speak English not well/not at all. The following data relating to effective buying income, retail sales, and eating and drinking establishments is presented relative to Kern County and the state of California. There were no statistics available for the city of Delano.

Estimates of median effective buying income per household show a compound annual increase of 1.8 percent for Kern County between 1990 and 1995, compared to 2.9 percent for the state of California. Retail sales in Kern County increased at
4.5 percent, compounded annually between the same period while the growth rate for the state of California was 6.9 percent.


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REGIONAL OVERVIEW (continued)

Employment

The principal sectors of employment in the county include government, agriculture, and mineral production. Government is Kern County's largest employer. It is expected to remain the county's strongest employment sector with the anticipated staffing at the new state prisons in Wasco and Delano. Though agricultural employment has fallen in recent years, it remains the second largest employment sector in the county. Cotton is the leading crop in the county followed by grapes, cattle, almonds, and citrus. Kern County has historically relied on mineral production mainly for oil and gas extraction. Though the oil industry is very volatile, Kern County leads the state and nation in oil and mineral production.

Commercial And Industrial Development

Commercial and industrial space in Delano is minimal and represents a relatively small portion of the local economy. The City of Delano has developed a 501-acre Delano Industrial Park. Interested tenants locating to this area include the California Milk Producers, Gandena Cheese Manufactures, and Shepand Cheese Manufactures. Other development projects in the area include the following.

The Delano Energy Company constructed a 49-acre cogeneration facility which opened in January 1991. K-Mart constructed an 80,000 square foot facility in 1991 which is one block northeast of the subject.

California State Prison, Delano

In October 1988, the California Department of Corrections issued a fiscal impact sensitivity analysis of the (then proposed) state prison in Delano. Based on previous studies of existing state prisons and an economic analysis of Delano, predictions were made on direct, indirect, and induced economic benefits from the prison. These economic benefits forecasted growth in population, employment, housing, and revenues for both the local and county governments. The analysis pertained to a "study-state" situation, that which would exist once construction was complete and employment and housing were in place. According to the report, the time required to reach this status is estimated at seven to ten years. The state prison was completed by 1992 and many of the projected benefits have been realized.

Tourism And Travel

Though there are many tourist attractions available in Kern County, Delano is located in an intense agricultural region. Because of this, it is not considered a resort area or tourist attraction. In addition, Highway 99 is primarily a motor freight line highway serving the San Joaquin Valley from Bakersfield to the south and Sacramento to the north.


----------                                                                    20
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

The City of Delano was founded in 1873 and was incorporated on April 13, 1915. Delano uses a Council Manager form of Government. Delano is situated in one of the most agriculturally productive regions in the world. Its table grapes, kiwi fruit, other fruit crops and agricultural products are famous throughout the United States as well as abroad. In recent years, light and heavy industries have increasingly located within the Kern County area, including Delano, helping to diversify the economy of the region and the City.

According to the State Department of Finance, Delano's January 1,1992 population estimate was 24,772, up 9% from the population of 22,762 reported in the 1990 U.S. Census, and up 50% from the population of 16,491 reported in the 1980 U.S.Census. In 1991, the existing city limits of Delano were designated by the California Department of Commerce as an Enterprise Zone.

The City of Delano is situated in the southern San Joaquin Valley, approximately 140 miles north of Los Angeles and 300 miles south of San Francisco. Delano is located in Kern County, approximately 30 miles north of Bakersfield, the county seat. Delano serves as the main trade center for eight smaller communities, in both Tulare and Kern Counties, within a 15-mile radius of the City.

Summary

The subject motel is located in a community with a stable economic base, one which shows potential for future growth. The subject motel was built in Delano and positioned primarily to capture the highway transient demand as well as agriculture-based commercial demand. Delano's attractions have been further enhanced with the state prison and the Enterprise Zone designation of the city. The location of the motel with respect to the highway should allow the property to continue to benefit from relatively healthy present and future economic conditions.


----------                                                                    21
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA


                                Neighborhood Map


                                [GRAPHIC OMITTED]


                                                                              22
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA


Neighborhood Description/Introduction

The Appraisal Institute defines a neighborhood as "a group of complementary land uses". A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises ... neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."(3)

The subject neighborhood is located in the northern quadrant of the city of Delano abutting the east side of highway 99 and just south of County Line Road which is the northern boundary of the city. The boundaries of this neighborhood may be defined as follows:

        South:               1/4 mile south
        West:                State Highway 99
        East:                Commercial businesses on Girard Street
        North:               County Line Road

The subject property is located in a developing area primarily as a result of its access from Highway 99 and County Line Road. Many businesses have clustered in this area to serve the needs of highway travelers as well as the local community. The large 80,000 square foot K-mart is the predominant business in the area which has been the impetus for many other businesses and development to congregate at this location. A large low-income housing project is under construction and a medical center is planned. Both of these sites are south of the K-Mart and directly east of the Shilo. The only other directly comparable motel in the area is the Comfort Inn which located 2 legal lots south of the Shilo Inn.

The area is poised for future growth and development for several important reasons. The population continues to increase as the enterprise zone designation attracts businesses such as Sears Distribution Center. Wages and unionization are low, the community is pro-business. The state has successfully located prison facilities which will have not been put to full capacity. The 99 Highway corridor is continuing to see more volumes of traffic and much of the 99 has expanded to 3 lanes. It is reasonably certain that the current volume of business will continue providing a stable base of customers' needing guest rooms for many years to come.


----------
3 The Appraisal of Real Estate; 10th Edition, The Appraisal Institute; 1988
----------                                                                    23
James Ratkovich & Associates, Inc.
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2231 Girard Street, Delano, CA


                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

   =========================================================================
                      Occupancy                          Average Daily Rate
   -------------------------------------------------------------------------
                     1995      1994   Variance   1995     1994    Variance
                     ----      ----   --------   ----     ----    --------
     New England     74.3%t   72.0%     3.2%    $131.90  $125.23     5.3%
    Mid Atlantic
    North Central    69.6%    68.6%t    1.3%      82.59    79.41     4.0%
   South Atlantic    70.1%    68.2%t    2.8%      80.51    77.88     3.4%
    South Central    68.7%    67.7%t    1.5%      68.39    65.61     4.2%
   Mountain/Pacific  71.4%    70.1%     1.7%      87.69    83.70     4.8%
     Nationwide      70.6%    69.2%     2.0%    $ 85.92  $ 82.21     4.5%
   =========================================================================
Note: Average property size = 210 rooms               Source: PKF Consulting


----------                                                                    24
James Ratkovich & Associates, Inc.
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2231 Girard Street, Delano, CA


Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

        ================================================================
                                   Rooms Demand         Rooms Supply
                                  Average percent     Average percent
                                      Change              Change
        ----------------------------------------------------------------
        New England                    2.5%                 1.2%
        South/Middle Atlantic          3.1%                 1.4%
        East South/North Central       3.4%                 1.6%
        West South/North Central       3.2%                 1.3%
        Mountain                       3.7%                 1.6%
        Pacific                        2.8%                 2.8%
        ================================================================

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


----------                                                                    25
James Ratkovich & Associates, Inc.
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2231 Girard Street, Delano, CA


Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

    ==========================================================================
     Year          Number of          Number of       Average Price Per Room
                 Transactions           Rooms
    --------------------------------------------------------------------------
     1995            107               38,135                $83,000
     1994             83               30,452                 76,000
     1993             40               15,825                 74,000
     1992             41               17,219                 63,000
     1991             52               15,806                 87,000
    ==========================================================================

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent.
Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


----------                                                                    26
James Ratkovich & Associates, Inc.
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2231 Girard Street, Delano, CA


Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.4 Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.


----------
4 "Portland Business Journal," May 31, 1993, Vol. 10, No. 14, p. 13.
----------                                                                    27
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.5

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o     Average Daily Rate Change Rate
o     Operating Expense Change Rate
o     Free & Clear Equity Capitalization Rate
o     Residual Capitalization Rate
o     Free & Clear Equity Internal Rate of Return


----------
5 "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.
----------                                                                    28
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

                       National Full-Service Hotel Market
           From Coopers & Lybrand L.L.P. -- "Hospitality Directions"

                               [GRAPHIC OMITTED]

-------------------------------------------------------------------------------------------------------------------------------
           4th Qtr,'93  1st Qtr,'94  2nd Qtr,'94  3rd Qtr,'94  4th Qtr,'94  1st Qtr,'95  2nd Qtr,'95   3rd Qtr,'95  4th Qtr,'95
-------------------------------------------------------------------------------------------------------------------------------
ADR Chan        0.0278       0.0329       0.0315       0.0322        0.035        0.037       0.0383        0.0391       0.0417
-------------------------------------------------------------------------------------------------------------------------------
Op. Exp. C      0.0344       0.0363       0.0354       0.0336       0.0355       0.0352       0.0345        0.0351       0.0348
-------------------------------------------------------------------------------------------------------------------------------
Equity Cap      0.1143       0.1148        0.115       0.1127       0.0992       0.1073       0.1088         0.109       0.1065
-------------------------------------------------------------------------------------------------------------------------------
Residual C      0.1189       0.1148        0.115        0.114       0.1014       0.1086       0.1088        0.1078       0.1067
-------------------------------------------------------------------------------------------------------------------------------
Equity IRR      0.1505       0.1533        0.155       0.1575       0.1567       0.1523       0.1475        0.1496       0.1505
-------------------------------------------------------------------------------------------------------------------------------

o     Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o     Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


----------                                                                    29
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

o     Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o     Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


----------                                                                    30
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA


                                SITE DESCRIPTION

The subject site is located at 2231 Girard Avenue in Delano, California. The site is bounded on the north by a service station facility (with additional parking spaces for Shilo Inn guests), on the west by Highway 99, on the south by vacant land, and on the east by Girard Avenue.

The principal features of the subject neighborhood are the adjacent Highway 99, intense agriculture, and low density retail and residential uses. The surrounding area north of the subject site along Girard Avenue contains a service station, coffee shop, and grape vineyards. Immediately west of the subject site is Highway 99. Just across Girard Avenue to the east is a large K-Mart. The southern boundary of the subject site along Girard Avenue is vacant land and then a newer Comfort Inn motel. Along with the K-Mart, a fast food restaurant, small office building, vacant land, full-service restaurant, and residential development form the eastern boundary of the subject site along Girard Avenue.

Size and Topography

The land area, according to the Kern County Assessor's Office, contains approximately 37,620 square feet, or approximately 0.86 acres. The site is an irregular rectangle with frontage along Girard Avenue to the east. The physical layout of the site is of level topography and has no obvious physical problems which would adversely affect its present use.

Access

Major access to the subject site is served by the adjacent Highway 99 which provides access to the area from the north and south sections of the city. The site is easily accessible via the north and south exits of Highway 99 at County Line Road. Motorists then travel a short distance east and turn right (south) on Girard Avenue and then proceed a short distance to the subject site. The driveway on the east side of the property is easily entered from both directions of Girard Avenue.

Exposure

The site has excellent exposure to motorists traveling in both directions on Highway 99. In addition to the visibility of the property and signage on the site, highway signage several miles north and south of the subject site directs guests to the motel at the County Line Road exit.

Zoning

The subject site is zoned Limited Commercial (C-2) by the City of Delano. This designation allows for commercial and retail uses including hotels and motels.

Easements and Covenants

We have not reviewed a title policy for the subject site and are of the opinion that although there are several standard utility, sidewalk, and ingress/egress easements which encumber the property, none adversely impact the value on the development on the site.


----------                                                                    31
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

Encroachments

The expanding freeway off ramp for the northbound lanes of Highway 99 has taken (encroached upon) a portion of the western edge of the property. The result is that 10 of the parking spaces will now be suitable for compact spaces only. The improvements have an excess of parking and this encroachment will not affect the functional utility of the improvements. The negative effect of this encroachment is that the traffic noise, fumes, dust will be closer to the hotel and especially the pool & spa area where noise may be especially objectionable. It may be necessary to enclose the pool/spa area if justified by increased income and/or beneficial offered amenities. The noise level will not be fully apparent until the off-ramp is fully complete early in 1997.

Utilities

All public utilities, including water, sanitary sewer, storm sewer, electricity, gas, telephone, and cable are available and in place at the subject.

Parking

A total of 58 parking spaces are provided. The asphalt-paved, striped parking spaces are uncovered and are located in the front of the building. There are 49 spaces in front and 9 spaces retained at the AM/PM Market which was formerly owned by Shilo Inns. All spaces include curb-stops where necessary.

Off-site parking is available since Girard Street has plenty of off-street parking suitable for vehicles with trailers and/or boats. Further, there is not adequate room for semi-tractor trailers which is a significant issue since there is an abundance of traffic of this type.

Property Assessment And Real Estate Taxes

Property in Kern County, like all of California, is subject to Proposition 13. Under the provisions of Proposition 13, properties are assessed based on their market value as of March 1, 1975. This valuation may increase only two percent per year until such time as the property is sold, substantial new construction takes place, or the use of the property is changed. Under the foregoing circumstances, the property may be reassessed to the market value.

According to the Kern County Assessor and the Treasurer Tax Collector, the subject assessments and property taxes for the 1995/1996 tax year are summarized as follows.

----------------------------------------------------------------------------------------------------
Assessor's Parcel No.  Land       Improvements     Personal Property   Total Value    1995/1996
                                      Taxes
----------------------------------------------------------------------------------------------------
410-180-02-00-8        86,605     870,167          116,911             1,073,683      10,955.92
----------------------------------------------------------------------------------------------------


----------                                                                    32
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

Environmental Hazards

We have inspected the subject property for appraisal purposes. This included a tour of the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of the presence of potential environmental hazards. No suspicious containers, drums, discarded materials, stressed vegetation, surface soil discoloration or evidence of seepage was found by us. Therefore, it is assumed that the subject is not adversely impacted by the presence of these hazards, although this opinion is in no way to be construed as having the same weight as the professional engineer's opinion.

Seismic Hazard Potential

The subject site is NOT LOCATED within an Alquist-Priolo Seismic Special Study Zone. The State of California Division of Mines and Geology publishes maps which delineate the fault-rupture hazard zones in California which refers to seismically active areas as special study zones. The subject is located in the north central portion of Kern County which is free of fault-rupture zones.

Flood Hazard Potential

The subject site is located in flood zone AH where the base flood elevation has been determined at 308.5 feet. Zone AE may be subject to inundation by the 100-year shallow flooding (usually areas of ponding) where average depths are between one and three feet. Flood insurance may be advisable. It is unknown what effects, if any, the widening of the northbound Highway 99 off-ramp may have on the subject site flood potential.

Conclusion

After careful consideration of the foregoing factors, the appraiser believes that the subject site is well adapted to its current use as a hotel/motel site. We further conclude that it is located within the general path of growth for the city and note that major intersection of Highway 99 and County Line Road is the location of the subject site. The expansion of the 99 corridor is all but assured as population increases and business/agricultural interests ship their goods. It is, therefore, reasonable that guest rooms will be very necessary for the foreseeable future.


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                                    PLAT MAP


                                [GRAPHIC OMITTED]


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                             IMPROVEMENT DESCRIPTION

The subject improvements consists of one, three-story, good quality, Class D, wood-framed hotel building with 48 units encompassing 19,200 square feet gross. Facilities include a pool, spa, continental breakfast, manager's apartment, and offices. The improvements were completed and first occupied in 1986. Blue print reductions are included at the end of this section to provide visual orientation.

The roof cover is brown composition shingle which is atypical for a Shilo Inn which usually has a blue tile roof. Also atypical is the pitched roof vs. the typical mansard roof. The roof cover is especially unattractive from the freeway since the subject site is higher than the freeway and the roof fills the eye. Further, this Shilo Inn does not have the typical amenities such as a weight room, sauna & spa although the interiors are very typical of a Shilo with tasteful "country elegance" furnishings.

Guest Rooms

The guest rooms of the motel are constructed along a double sided corridor, face north and south, and are classified in two room types. The breakdown of guest units is shown in the following table.

Guest Room Inventory

               Queen                29
               Double Queen         19
                                    --
               Total                48

All guest rooms are fully carpeted in the living area and guest bath floors are covered with sheet vinyl. All rooms are furnished with queen sized beds, night stand, over stuffed chair, desk/dresser, wall mirror, television, telephone, and clock radio. The rooms also feature a separate vanity and dressing area. Typical guest bathroom furnishings include a blow dryer and guest amenities. Two of the units have oversized bath areas equipped for persons with physical handicaps. Heating and cooling are provided by individually controlled through wall package units in the guest rooms. There are sprinkler service and smoke alarms in the guest rooms and hallways. There is no elevator service.

Public Areas

The lower level of the motel contains a covered front entrance, front desk and office, the lobby area, guest rooms, manager's apartment, and housekeeping department. The lobby sitting area includes a sofa, two easy chairs, armoire, video cassette rental display stand, and small book case. Complimentary continental breakfast is served in a small, open room which adjoins the lobby. Assorted juices and pastries are served during the morning hours, with coffee available throughout the day. There are two vending machines in this area for soft drinks and snacks. The furnishings in the public areas and guest rooms are of good quality and are well maintained. Heating and cooling are controlled by a through wall package unit in the lobby.


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IMPROVEMENT DESCRIPTION (continued)

The manager's apartment is located behind the front desk/office area It includes a living/dining room, full kitchen, one bedroom, and one bath. An outdoor swimming pool and Jacuzzi are located on the western side of the structure. This area is furnished with assorted patio furniture. Currently the pool & spa area is being retiled.

Service areas of the motel include the maintenance room and housekeeping department as well as coin-operated guest washer and dryer, all located on the first floor.


Size:                               48 units, plus manager unit

Room Type:                          29 Queen
                                    19 Double Queens
                                    --
                                    48 Total Rentable Suites

Meeting Rooms:                      None

Recreational Facilities:            Pool, Jetted Hot Spa, Lobby, VCR & movie
                                    rentals, popcorn, continental breakfast, free coffee anytime

Restaurant:                         None, several nearby however

Gross Building Area:                19,200 square feet

Average Room Size:                  395 square feet gross

No of Stories:                      Three

Parking:                            58 spaces

Year Built:                         1986

Foundation:                         Steel reinforced concrete footings

Floor Structure:                    Steel reinforced concrete. Floors 2, 3 of
                                    3/4" architectural (gypcrete) concrete over
                                    5/8" plywood sheathing over 2'x6' floor
                                    joists with subfloor sound attenuating
                                    insulation.


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IMPROVEMENT DESCRIPTION (continued)

Exterior Walls:                     Class D, wood frame construction. Exteriors
                                    of Vinyl siding over plywood sheathing and Tyvek. Interior construction of 5/8" GWB over insulating batts. Wall insulation to R-19 specification.

Window/Sash/Door:                   Double glazed, Low E rated windows in bronze
                                    anodized aluminum frames; all opening
                                    windows fitted with screens. Bronze anodized aluminum frame double door storefront at Lobby entrance; all exterior doors of bronze anodized aluminum with fire safety break away bars (20 minute fire rated).

Roof Structure:                     Prefabricated TJI roof trusses set at 24" on
                                    center; 5/8" CDX plywood sheathing over
                                    gable trusses; composition roofing with
                                    sealed joints; interior draining scuppers and downspouts.

Interior Walls:                     2"x4" wood frame partitions, 16" or 24" on
                                    center with textured and painted 5/8" GWB
                                    (one hour rating); sound attenuating
                                    insulation with R-11 batts.

Interior Finish:                    Floor coverings in all suites hotel grade
                                    carpet; floor coverings in lobby of carpet and ceramic tile at service desk areas;
                                    floor cover in pool area of steel reinforced poured in place concrete; floor cover in restrooms of vinyl tile; incandescent and fluorescent lighting, suspended decorative lighting in lobby.

Guest Rooms:                        Painted and papered drywall walls and
                                    ceilings; carpet in guest rooms and ceramic tile wainscoting and vinyl floor cover in bathroom, sliding aluminum frame windows;
                                    televisions, furniture draperies etc. See
                                    FF&E description.

Elevators:                          None

Stairwells:                         Two interior stairwell, one on each end.

HVAC/Climate Control:               Individual wall mounted package HVAC units
                                    with temperature control modules in each guest suite.


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IMPROVEMENT DESCRIPTION (continued)

Electrical:                         Electrical system with a 400 amp capacity
                                    with subpanels on each floor.

Plumbing:                           Each guest suite includes a tub with shower
                                    and toilet in a separate room contiguous to dressing room. Small vanity with lavatory sink and wall mounted/surface lighted mirrors and ventilator exhaust fans.

Fire Protection:                    Fully sprinklered throughout, smoke
                                    detectors throughout, fire alarm with hard wire activation system and direct connection to local fire department; auxiliary emergency exit lighting.

Furniture Fixtures & Equipment:     Guest suites include either single king bed
                                    or double queen beds; color televisions with remote controls; carpet, draperies; light fixtures and lamps; combination desk/dresser units; luggage rack; 36" parlor table with 1 upholstered wood chair; night stand. FF&E appears to be of above average quality with no functional obsolescence attributable to quality, layout or design.

Site Improvements:

The site improvements include asphalt paved and striped parking areas (58 standard striped stalls); landscaping is well maintained; annual species utilized for color accents at building entrances; border planters are mounded to height of 4 foot around building exterior walls. Planter areas are well maintained and attractively designed. Parking lot lighting is provided by pole mounted halide lamps on poured in place concrete pedestals.

Depreciation

The actual age of the improvements are approximately 10 years; the effective age of the improvements is approximately 10 years as well. This similar effective age results from average maintenance of average materials. According to building industry sources, the expected life of similar improvements is 50 years. Depreciation analysis in the Cost Approach will reflect the effective age.

The subject also appears to suffer from a large amount of economic obsolescence as indicated by the significantly higher physically depreciated replacement cost plus the land. We estimated that there is at least a 50 percent loss in replacement value from external sources.


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                                    Site Plan


                                [GRAPHIC OMITTED]


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                                 1st Floor Plan


                                [GRAPHIC OMITTED]


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                                 2nd Floor Plan


                                [GRAPHIC OMITTED]


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                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

        "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

        "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

      1. Possible Use. What uses of the site in question are physically possible?

      2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

      3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

      4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use: The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building and site improvement design.

The subject site is a 0.86 acre nearly rectangular parcel with Highway 99 frontage providing excellent visibility (exposure) to the property. Access is readily made from nearby exits. The subject hotel site has good functional utility and is suitable for a wide range of commercial uses. We also note that all utilities are available to the site and excellent access if provided from Girard Street on the east providing additional access and flexibility in design. These streets are in place and fully improved. Therefore, the physical aspects of the site assemblage do not eliminate any uses from the highest and best use analysis, except for very large scale commercial/retail uses such as a regional shopping center which requires a much larger parcel size.

Permissible Uses. Two types of legal restrictions apply to the subject property: private restrictions (deed restrictions and easements), and public restrictions (principally, zoning). The existing utility easements are standard and do not adversely impact the development potential of the site. Therefore, the principal legal limitation on the development entitlements for the site is the C-2 (LIMITED COMMERCIAL) zoning. The C-2 (LIMITED COMMERCIAL) commercial zone is defined and administered by the City of Delano. This zoning classification is a broad spectrum commercial district that permits limited service, wholesale/retail and heavy commercial most of which are related to serving the major local transportation corridor--Highway 99. This zoning code primarily eliminates heavy manufacturing, light industrial, and residential uses.

Feasible Uses. The property is easily adapted to most forms of commercial development, but appears particularly well suited to highway oriented commercial uses where exposure to high average daily traffic volumes is regarded as advantageous by prospective users. Uses, such as offices may be less than optimal since many offices are located in homes and the present supply is suitable for the office demand. Clearly, uses such as hotels/motels, gas stations, convenience stores and restaurants benefit most from the volumes of traffic going up and down Highway 99 as well as the local shopper.


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HIGHEST AND BEST USE ANALYSIS (continued)

The feasibility of these uses must be considered in light of historical development trends and the current supply of such uses in the local market. Previous feasibility studies and appraisal assignments completed by us have clearly revealed that run-of-the-mill restaurant uses are generally oversupplied in the local market. Since Delano is the 2nd largest community in Kern county, it is the logical dining-out location for a large radius plus the traffic generated along the 99. It is considered feasible to build a restaurant on site especially if it has chain affiliation appeal or is "special" in the sense of individual identity and exceptional reputation. Further, any fast-food operation such as Taco Bell would be well located on site. The subject site is suitable for an upper-scale restaurant, fast food, or commercial use.

The feasibility of a motel is reasonable assured even given the new Comfort Inn which has located two sites south of the subject. There is significant highway demand and many events in Delano that bring visitors to town.

Our knowledge of local property values and future development plans within the subject neighborhood lead us to believe that values along the Highway 99 commercial corridor are poised for steady future increases during the next three to five years. The prospects for development on site, if vacant, are quite reasonable to expect.

Maximally Productive Uses. Of the permitted uses our analyses suggest that the maximally productive uses today are probably highway commercial related or special purpose in nature. It appears that hotel/motel uses and restaurant uses with strong marketing and brand identification may yield the maximally productive use for the site today.

As Improved

The subject is a single building, three-story hotel property with 48 room suites on a 0.86 acre site with excellent exposure to Highway 99--the primary freight transportation corridor bisecting the state from north to south. However, the subject's operations are not at an efficient economic level as indicated by the external obsolescence found in the replacement cost analysis we prepared as part of the Cost Approach. However, no other use can produce a higher net income to the subject improvements and as such they are considered to be the highest and best use as improved.


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                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach  (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


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VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.


Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.


RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


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                                 Land Sales Map


                                [GRAPHIC OMITTED]


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                             COMPARABLE LAND SALE 1


PROPERTY IDENTIFICATION

Address:                            1304 14th Avenue
City:                               Delano
APN:                                423-090-03-00
County:                             Kern
Map Reference:                      200-E2
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Jose Alvarez
Grantee:                            Delano Union School District
Document Number:                    66361
Sale Price:                         $130,000
Sale Terms:                         All Cash
Sale Date:                          05/24/96

SITE DESCRIPTION

Site Area:                          30,000 sq.ft.         0.69 acres
Zoning:                             C2
Utilities:                          At site
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Corner

SALE ANALYSIS

Price Per Square Foot:              $4.33

COMMENTS This sale is diagonally across the street from the existing Delano High School which is expanding and purchased this site. This was a market transaction without the threat of condemnation.


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                             COMPARABLE LAND SALE 2


PROPERTY IDENTIFICATION

Address:                            1725 Main Street
City:                               Delano
APN:                                411-140-02-00
County:                             Kern
Map Reference:                      200-D2
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Dyar, Donald & Shirley
Grantee:                            Beyer, Richard & Christine
Document Number:                    151462
Sale Price:                         $80,000
Sale Terms:                         $40,000 down, balance at market terms
Sale Date:                          12/13/95

SITE DESCRIPTION

Site Area:                          27,500 sq. ft.        0.63acres
Zoning:                             C2
Utilities:                          At site
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Corner

SALE ANALYSIS

Price Per Square Foot:              $2.91

COMMENTS                            A small apartment building has been
                                    constructed on site.


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                             COMPARABLE LAND SALE 3


PROPERTY IDENTIFICATION

Address:                            610 8th Avenue
City:                               Delano
APN:                                038-080-17-00
County:                             Kern
Map Reference:                      200-D3
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Zarogaza, Vincent M. & V.A.
Grantee:                            Diaz, Manuel
Document Number:                    130387
Sale Price:                         $60,000
Sale Terms:                         Cash
Sale Date:                          10/23/95

SITE DESCRIPTION

Site Area:                          22,000 sq. ft.        0.51 acres
Zoning:                             C1
Utilities:                          At site
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Corner

SALE ANALYSIS

Price Per Square Foot:              $2.73

COMMENTS The surrounding properties are more industrial in nature making this an inferior location than the subject.


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COST APPROACH (Continued)

Discussion

These three land transactions represent the best available sale activity over the last year. While there are more commercial land sales in the area, these best represented the subject being in the city of Delano and having recently transacted. Sale one has the benefit of being located near the expanding high school whereas sale three is clearly an inferior area that the subject. The unadjusted indicated values range from $2.73/SF to $4.33/SF. The discussion of the value adjustments and conclusions is presented below.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest and no adjustment is warranted or made.

Financing Adjustment

The comparable land sales have been reviewed in reference to their financing. Sales and asking prices represent all cash transactions, where no extraordinary financing terms or seller financing is involved. Therefore, no cash equivalency adjustments have been applied.

Conditions of Sale

No adjustments were necessary for conditions of sale since the transactions were made between bona-fide buyer and sellers acting on their own best interest.

Market Conditions Adjustment - Time Factor

The sales were analyzed for changes in market conditions to determine if a market conditions adjustment is required and, if so, to what magnitude. Based upon our examination of present and historical land values and inflation rates, it appears that land values within the Highway 99 commercial corridor and the city of Delano have remained flat. As a result, no market condition adjustment has been made to the sales since the market has been flat since the time of these land sales to the effective date of this appraisal.


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COST APPROACH (Continued)

Physical Adjustments

Factors which have an influence on value such as location, growth patterns and trends, topography, hazard such as flood, slides or fire potential, employment and commerce centers, size, and physical improvements required for development (off-sites), all require appropriate adjustments in comparing the comparable sales to the subject property.

Location adjustments:

Although none of the sales have similar Highway 99 exposure, sale one is similar in desirability since it was a strategic location for the expansion of the adjacent school. Therefore, this is considered a similar location. Sale two is an inferior commercial location more suitable for apartments and a 10% upward adjustment is applied. Sale three is in an industrial area where very limited commercial activity is taking place and a 20% upward adjustment is made to compensate.

Size adjustments:

All of the sales are significantly smaller than the subject. Typically smaller parcels sell for a higher price per square foot; however, the subject is of a size allowing more flexibility of development whereas these smaller parcels are more limited. Therefore, no adjustment for size is made in this case.

Concluded Value:

With adjustments, the comparable land sales indicate a range from $3.20/SF to $4.33/SF. Sale one required no adjustments, sale two +$0.29 (+10%), and sale three +$0.55 (+20%). Because the subject would be very desired due to its large buildable size, and exposure to Highway 99, we conclude that its value will trend toward the upper end of the value range established here. Therefore, we conclude that the estimated fee simple value of the subject hotel site is $4.25 per square foot.

              37,620 square feet @ $4.25 per square foot = $159,885
                                Rounded $160,000


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2231 Girard Street, Delano, CA


COST APPROACH (Continued)
Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $72.07 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


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2231 Girard Street, Delano, CA


COST APPROACH (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $120,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 10 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 20 percent. External(economic obsolescence was estimated at 50 percent as evidenced by the wide range in value indication from the income analysis as compared to the depreciated replacement cost plus land value.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $1,150,000
                                   ==========


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James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA


                             Replacement Cost Study

========================================================================================================
Development Proforma
Shilo Inn, Delano, CA
--------------------------------------------------------------------------------------------------------

MVS: Sec 11, P 17, Class D, GoodCurrent X          Local X          Adj $/sf
-----------------------------------------          -------          --------
Base Cost:                $69.30     1.00             1.04            $72.07
Hard Costs                           Measure     $/Measure                            Cost         $/SF
----------                           -------     ---------                            ----         ----
  Building                         19,200 SF        $72.07        $1,383,782
  Yard Improvements                                                 $150,000
                                                                    --------

Total Hard Costs                                                                $1,533,782       $79.88

Soft Costs
----------
Architectural & Engineering                          8.00%          $122,700
Development Overhead                                 3.00%            46,000
Stabilization & Opening Expenses            25% of annual income     106,834

Total Soft Costs                                                                  $275,534       $14.35
----------------                                                                  --------

Total Improvement Costs                                                         $1,809,316       $94.24

Entrepreneurial Profit                18.00%                                      $325,677       $16.96
                                                                                  --------       ------
Total                                                                           $2,134,993      $111.20

Depreciation Adjustment             Age/Life        % Dep.            $ Dep.
-----------------------
Physical                               10/50        20.00%          $361,863
Economic                                            50.00%          $904,658

Total Depreciation                                                              $1,266,521       $65.96
                                                                                ----------       ------
Project Costs (Depreciated Replacement Cost)                                      $868,472       $45.23

Depreciated Furniture Fixtures & Equipm         48 Units @            $2,500      $120,000

Land Valuation                 Acres         SF       $/SF        Land Value         Total
--------------                 -----         --       ----        ----------         -----
Site Value in Fee               0.86     37,620      $4.25          $159,885

Site Value                      0.86     37,620      $4.25                        $160,000
-------------------------------------------------------------------------------------------------------
Indicated Value                                                                 $1,148,472

Rounded                                                                         $1,150,000
                                                                                ==========
=======================================================================================================


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2231 Girard Street, Delano, CA


                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


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2231 Girard Street, Delano, CA


                         REGIONAL SUMMARY OF HOTEL SALES

====================================================================================================================================
                    Date of  Year   Building  Land   Land/Bldg  No of  Gross     Sale     Price/Sq.  Price
No.   LOCATION       Sale    Built   Area     Area    Ratio     Units Area/Rm.   Price      Ft.      /Unit        Commments
====================================================================================================================================
1   Comfort Inn     May-95   1990    30,740   76,405  2.49:1     58    530     $2,800,000  $9l.09    $48,276  Occupancy reported at
    13207 NE 20th Avenue               Est.                                                                   70 percent
    Vancouver, WA                                                                                             ADR @ $46.00. No food
                                                                                                              and beverage
                                                                                                              One meeting room, spa,
                                                                                                              pool, exercise

2   Comfort Inn     Jun-96   1992    34,000   66,646  1.96:1     64    531     $2,600,000  $76.47    $40,625  Two-story wood frame
    8855 SW Citizens Drive                                                                                    motel located in
    Wilsonville, OR                                                                                           suburban location

3   Ramada Inn      Oct-94   1978    68,410   16,200  0.24:1     120   570     $8,400,000  $122.79   $70,000  Four story wood frame
    2200 Fifth Avenue                                                                                         & stucco downtown
    Seattle, WA                                                                                               location, renovated
                                                                                                              prior to sale. $70 ADR
                                                                                                              estimate

4   Days Inn        Feb-95   1985    23,175   26,574  1.15:1     45    515     $2,150,000  $92.77    $47,778  Located at the east
    1332 Broadway                                                                                             side of the city of
    Placerville CA                                                                                            Placerville a "gold
                                                                                                              country" destination
                                                                                                              city.

5   Ramada Inn      Sep-95   1971    60,520  163,785  2.57:1     135   448     $6,054,400  $100.04   $44,847  Sales price indicated
    300 W. Palmdale Bl.                                                                                       is doubled since
    Palmdale CA                                                                                               actual sales price was
                                                                                                              for a 50% interest. 4
                                                                                                              story concrete block
                                                                                                              Located near new
                                                                                                              development.

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2231 Girard Street, Delano, CA


                                    Sales Map


                                [GRAPHIC OMITTED]


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2231 Girard Street, Delano, CA


                              COMPARABLE SALE NO. 1


                                [GRAPHIC OMITTED]



ADDRESS:          Comfort Inn              GRANTOR:            Ray Patel, et al.
                  13207 NE 20th Avenue     GRANTEE:            Shree Ram LLC
                  Vancouver, WA
DESCRIPTION:      Two-story wood frame     DOCUMENT #:         Na
                  and stucco limited       MARKET TIME:        Na
                  service hotel            NUMBER OF UNITS:    58
YEAR BUILT:       1990                     SALE PRICE:         $2,800,000
LOT SIZE:         76,405 S.F.              SALE DATE:          June 5, 1995
CONDITION:        Average/Good             TERMS:      $350,000 down
QUALITY:          Average                              seller wrapped
                                                       existing $1.45M
                                                       1st TD with, due
                                                       in 10 years

BUILDING AREA:    30,740 S.F.              GROSS INCOME:       $685,540
LAND:BLDG RATIO:  2.49:1                   NET INCOME:         $288,000
PRICE/S.F.:       $91.09                   OVERALL RATE        10.29%
PRICE/UNIT:       $48,276                  GRM:                4.08
FF&E:   $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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                              COMPARABLE SALE NO. 2


                                [GRAPHIC OMITTED]


ADDRESS:           Comfort Inn                GRANTOR:        Mahalaxmi Inc.
                   8855 SW Citizens Drive     GRANTEE:        Ganesh Enterprises
                   Wilsonville, OR
DESCRIPTION:       Two-story wood             DOCUMENT #:     9603044444
                   frame limited service      MARKET TIME:    Na
                   hotel
NUMBER OF UNITS:   64
YEAR BUILT:        1992                       SALE PRICE:     $2,600,000
LOT SIZE:          66,646 S.F.                SALE DATE:      June 19, 1996
CONDITION:         Average/Good               TERMS:          $800,000 down
QUALITY:           Average                                    $1,8M 1st Td
                                                              Commercial Bank
BUILDING AREA:     34,000 S.F.                GROSS INCOME:   $804,825
LAND:BLDG. RATIO:  1.96:1                     NET INCOME:     $310,628
PRICE/S.F.:        $76.47                     OVERALL RATE    11.95%
PRICE/UNIT:        $40,625                    GRM:            3.23
FF&E:              $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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2231 Girard Street, Delano, CA


                              COMPARABLE SALE NO. 3


                                [GRAPHIC OMITTED]



ADDRESS:          Ramada Inn                GRANTOR:        2200 Fifth Ave. Ltd.
                  2200 5th Avenue           GRANTEE:        Devin Corporation
                  Seattle, WA
DESCRIPTION:      Four-story over parking   DOCUMENT #:     9410280992
                  frame and stucco hotel    MARKET TIME:    6 months
                  with restaurant/lounge    UMBER OF UNITS: 120
YEAR BUILT:       1978                      SALE PRICE:     $8,400,000
LOT SIZE:         16,200 S.F.               SALE DATE:      October 28, 1994
CONDITION:        Average                   TERMS:          $3,000,000 down
QUALITY:          Average                                   $5,400,000 1st
                                                            Td Seafirst Bank
BUILDING AREA:    68,410 S.F.               GROSS INCOME:   Na
LAND:BLDG RATIO:  0.24:1                    NET INCOME:     Na
PRICE/S.F.:       $122.79                   OVERALL RATE    Na
PRICE/UNIT:       $70,000                   GRM:            Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


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2231 Girard Street, Delano, CA


                              COMPARABLE SALE NO. 4


                                [GRAPHIC OMITTED]



ADDRESS:          Days Inn             GRANTOR:       Sunrise Commercial Inc.
                  1332 Broadway        GRANTEE:       Hiren & Sundip Partnership
                  Placerville, CA
DESCRIPTION:      Two-story wood       DOCUMENT #:    95-5692
                  frame motel          MARKET TIME:   12 month
NUMBER OF UNITS:  45
YEAR BUILT:       1985                 SALE PRICE:    $2,150,000
LOT SIZE:         26,571 S.F.          SALE DATE:     Feb. 07, 1995
CONDITION:        Good                 TERMS:         $189,000 down;
                                                      $1.7 mm 1st at
                                                      market, seller
                                                      carry $260,000
QUALITY:          Average
BUILDING AREA:    19,100 S.F.          GROSS INCOME:  $788,400
LAND:BLDG RATIO:  1.39:1               NET INCOME:    $201,042
PRICE/S.F.:       $112.57              OVERALL RATE   9.98%
PRICE/UNIT:       $47,778              GRM:           2.73

COMMENTS: This property is located on the east side of the Town of Placerville. The motel is sited in a rustic area along Broadway which is a major city arterial. Highway 50 runs parallel with Broadway and the motel is easily accessible from the freeway exit. The actual ADR is $48.


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2231 Girard Street, Delano, CA


                              COMPARABLE SALE NO. 5


                                [GRAPHIC OMITTED]



ADDRESS:         Ramada Inn                  GRANTOR:      California Tennessee
                 300 West Palmdale Blvd.                   Inv.
                 Palmdale, CA                GRANTEE:      Charles & Sandy Cha
                                                           Corp.
DESCRIPTION:     Four Story concrete block   DOCUMENT #:   1578626
                 motel with restaurant       MARKET TIME:  12 month
                 and conference facilities
NUMBER OF UNITS: 135
YEAR BUILT:      1971                        SALE PRICE:   $6,054,400
LOT SIZE:        163,785 S.F.                SALE DATE:    Sep. 28, 1995
CONDITION:       Average                     TERMS:        Seller carry 1st
QUALITY:         Average
BUILDING AREA:   60,520 S.F.                 GROSS INCOME: Na
LAND:BLDG RATIO: 2.57:1                      NET INCOME:   Na
PRICE/S.F.:      $100.04                     OVERALL RATE  Na
PRICE/UNIT:      $44,847                     GRM:          Na

COMMENTS: This sale was a 1/2 interest and the sales price has been doubled to indicate a full value transfer. This area of Palmdale is on the west side of the Antelope Valley Freeway near the Antelope Valley Mall and new development such as a Best Buy and a new Target store. The location has good exposure from the Antelope Valley Freeway.


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2231 Girard Street, Delano, CA


DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 5 was a market transaction, but for only a 50% interest in the property. After consideration of the price paid and the quality of the motel purchased as well as verification of the sale, we concluded that it is reasonable to simply double the price paid for a full value 100% interest. No discount for minority interest was necessary because of the above stated reasons. None of the other sales required any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


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2231 Girard Street, Delano, CA


DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between late 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $76.47 to $122.79 per square foot. They range between $40,625 to $70,000 per unit. The sales occurred between October 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


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2231 Girard Street, Delano, CA


DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the previous page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The subject is operating at approximately 50 percent occupancy levels and at an average daily rate of less than $50 which results in a poor cash flow to the bottom line. The net operating income is less estimated by us in the Income Approach just at 20 percent. This is approximately half of what successful hotel operations atypically perform at. As such the GRM applicable to the subject should be approximately half of those indicted by the sales or from 1.8 to 2.0 GRM. We have estimated a GRM of 2.0 as applicable to the subject property which indicates a value of:

                 $427,335 GRM x 2.0 =         $854,670

                 Rounded                      $850,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


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

                                  ------------------------
                                  SUPPLEMENTAL HOTEL SALES
                                  ------------------------

====================================================================================================================================
                             Date of     Year  Building   No of       Gross                  Sale     Price/    Price/
No.  LOCATION                   Sale    Built    Area     Units      Revenue      NOI       Price     Sq. Ft.    Unit    GRM    OAR
====================================================================================================================================

1    Comfort Inn              May-95     1990    30,740     58     $685,540    $288,000  $2,800,000    $91.09  $48,276  4.08  10.29%
     13207 NE 20th Avenue
     Vancouver, WA

2    Capital Inn/Days Inn     Jan-95     1990    29,949     81     $778,745    $373,765  $3,320,000   $110.86  $40,988  4.26  11.26%
     120 College Street
     Lacey WA

3    Quality Inn              Oct-95  1977/86    29,200     73     $685,200    $293,760  $2,625,000    $89.90  $35,959  3.83  11.19%
     1545 NE Burnside
     Gresham OR

4    Embassy Suites           Feb-95     1988    71,664    102   $1,900,000    $690,400  $8,000,000   $111.63  $78,431  4.21   8.63%
     706 S. Milton Road
     Flagstaff, AZ

5    Ameritel Inn             Jun-96     1991    48,966     94   $1,652,218    $823,838  $6,110,000   $124.78  $65,000  3.70  13.48%
     Confidential

6    Bellevue Hilton          Aug-95     1979   122,369    180   $3,945,000  $1,107,000 $12,300,000   $100.52  $68,333  3.12   9.00%
     100 ll2th Street NE
     Bellevue WA
                                        Mean:                                                         $104.79  $56,165  3.87  10.64%

     Unadjusted Ranges:                $89.90   to    $124.78 /Sq.Ft.
                                      $35,959   to    $78,431 /Unit
                                         3.12   to       4.26 GRM
                                        8.63%   to     13.48% OAR


----------                                                                    69
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

The primary sales comparables were consider on a broad basis and all are superior in location and operating results. If the subject was more successful in operations they would suggest a value in the low $40,000's per unit range. However, the sales are superior in operating results and achieve lower expense ratios, resulting in a net income to the property of twice that achieved by the subject. As such we expect the subject to be at half the value per room as that indicated in general by the comparable. We estimate that due to the subject's marginal economic and higher risk stable cash flows as compared to the sales the subject should command a value of $20,000 per room or:

                     48 Units @ $20,000 per Unit = $960,000

                               Conclude @ $960,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $850,000 and $960,000. We have selected a value indication at the middle of the two indications, as follows:

                                Conclude $900,000
                                         ========


----------                                                                    70
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA


                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


----------                                                                    71
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA


                          SUMMARY OF COMPETITIVE HOTELS

                                NO OF     RACK
NO.   LOCATION                  ROOMS     RATE                 COMMENTS
--------------------------------------------------------------------------------------------------
1.    Comfort Inn               48        $43-50 Single        2 story, exterior
      2211 Girard St.                     $53-59 Double        corridors, small pool,
      Delano                              +$5/Extra Person     cable TV, restaurants nearby.
                                                               Located 2 sites south of the
                                                               Shilo Inn.

2.    Green Gable Inn           58        $45-48 Single        Hotel is located in
      1010 E. Prosperity Av.              $50-58 Double        nearby Tulare,3 story,
      Tulare                              8 suites available   interior corridors, pool, spa,
                                                               exercise sauna, exercise room,
                                                               meeting room and, restaurants nearby

3.    Best Western Town         93        $48-51 Single        Two story interior
      & Country Lodge                     $54-58 Double        corridors, ranch style
      1051 N. Blackstone                                       pool, spa, sauna,
      Tulare                                                   exercise meeting
                                                               room, restaurants nearby,
                                                               refrigerators & some microwaves

4.    Inns of America           90        $30-38 Single        3 story, exterior
      1183 N. Blackstone St.              $38-43 Double        corridor, heated pool
      Tulare                                                   cable TV, restaurants
                                                               nearby

Subject-Shilo Inn               48        $49-55 Single        Three story, interior
2231 Girard Street                        $58-66 Double        corridor hotel, pool,
Delano, CA                                 $9/extra person     spa, free popcorn,
                                                               continental breakfast,
                                                               Cable TV, restaurants nearby


----------                                                                    72
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA


                             Competitive Hotels Map


                                [GRAPHIC OMITTED]


                                                                              73
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA


                             COMPETITIVE HOTEL NO. 1


                                [GRAPHIC OMITTED]



                             COMPETITIVE HOTEL NO. 2


                                [GRAPHIC OMITTED]


                                                                              74
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA


                             COMPETITIVE HOTEL NO. 3


                                [GRAPHIC OMITTED]



                             COMPETITIVE HOTEL NO. 4


                                [GRAPHIC OMITTED]


                                                                              75
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

MARKET SUPPLY

The directly competitive lodging market includes the Shilo Inn and four other lodging facilities as shown on the previous summary page. These four competing hotels were chosen because of their direct comparability. We have excluded two other motels located in Delano as they are not considered comparable to the subject. These are the Sundance Inn and the Pioneer Motel both of which are low-end, limited-service properties offering very inexpensive room ($21 to $25). While the Sundance Inn contains 60 rooms and the Pioneer Motel 40, these 100 rooms are suitable for a different market segment and are therefore excluded.

In addition to the Comfort Inn which is two sites south of the subject in Delano, we selected our rental comparables from Tulare which is the next mid-size city traveling north on Highway 99. This community of 33,200 is much more comparable to the subject than would be the case with properties in Bakersfield which is the next city to the south of Delano.

SUMMARY OF THE COMPETING LODGING MARKET

The 45 room Comfort Inn was completed in 1991 and has a similar 2 diamond Triple A rating as the subject. Like the Shilo, this property does not have any meeting rooms. This property only has a heated pool for amenities while the subject has a pool and a spa (which is currently being re-tiled). Some of the rooms do have an oversize whirlpool tub. The rooms are "bare bones" and do not have a tasteful appeal as do the rooms in the Shilo Inn; however, the exterior of this motel is much more attractive than the Shilo given its newer construction and better quality clay tile roof. The subject has an unattractive brown composition roof which is atypical for Shilo and gives the property a lower-end outward appeal. A review of the subject's operating statements reveals that incomes and occupancy has steadily declined since 1991 when the Comfort Inn was completed.

The 58 room Green Gable Inn is very similar to the Shilo Inn in terms of construction (3 story, interior corridor). The location of this hotel (and comparables three and four) is at the intersection of Highway 99 and Prosperity Avenue in Tulare. The attractions in the area are superior to Delano as there is a newer factory outlet mall and a cluster of shopping centers at this intersection. Further, a new Wal-Mart is being built in the immediate area. The superior nature of the location is evidenced by the abundance of hotels which has the effect of flattening room rates to the level that the Shilo and Comfort Inn charge down in Delano where these two are the only competing hotels (in this market segment).

The 96 room Best Western is a sprawling, ranch style facility that is 2 story construction. This is a full-service facility that earned a 3 diamond rating from AAA. Although a superior property, the room rates are similar to the subject given the lesser competition in Delano than Tulare.

This 90 room limited-service motel is clustered with rental comparables 2 and 3 in the Tulare market. This facility offers lesser amenities and lower rates because of the greater competition in the local market.


----------                                                                    76
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

Summary

Conditions within the hotel industry in Delano, California have grown a great deal more competitive since 1991 with the completion of the nearby Comfort Inn.

Conclusions

Data compiled by Smith Travel Research, Inc. clearly reveals an industry besieged by strong competition, declining average occupancy, declining aggregated room demand, and declining revenue and ADR. The trends in the late 1980s and early 1990s were strong and encouraged an over-supply of rooms which is currently the case in the city of Delano. Recently, however, tourism is increasing throughout the state. Memories of civil unrest in Los Angeles are fading and the film and motion picture industry continues to glamorize the West Coast bringing it to the attention of travelers world-wide.

Other positive national indicators for the industry include attractive financing/refinancing for existing properties after reaching 10 year low rates in late 1995. This has substantially reduced fixed charges and enhanced gross profit margins. Construction financing is still generally scarce as institutional lenders and investors finish working through the oversupply conditions of the 1993-1995 time frame. This should inhibit non-economic expansions of the room supply and should facilitate ADR stabilization in 1996. We conclude that national trends are becoming generally more positive for the lodging industry at this time, as foreclosure and liquidation activity has been largely worked through.


----------                                                                    77
James Ratkovich & Associates, Inc.

--------------------------------------------------------------------------------
                                                             SHILO INN
# of Rooms               48                                  2231 Girard Street
                                                             Delano CA
--------------------------------------------------------------------------------
Building Area        19,200 sf           RECONSTRUCTED HISTORICAL OPERATING DATA
================================================================================

                                          1993                        1994                         1995
=============================================================================================================================
Occupancy Rate                            65.80%                      52.10%                       50.10%
Average Room Rate                         $41.52                      $46.93                       $47.21
-----------------------------------------------------------------------------------------------------------------------------
REVENUES                                          %Total  Per Room             %Total  Per Room             %Total  Per Room
Room Rentals                            $477,510   96.8%    $9,948   $427,940   97.1%    $8,915   $414,103   97.9%    $8,627
Restaurant                                     0    0.0%        $0          0    0.0%        $0          0    0.0%        $0
Telephone                                 10,842    2.2%      $226      9,370    2.1%      $195      7,209    1.7%      $150
Other Income                               4,916    1.0%      $102      3,449    0.8%       $72      1,875    0.4%       $39
-----------------------------------------------------------------------------------------------------------------------------
Total Revenue                           $493,268  100.0%   $10,276   $440,759  100.0%    $9,182   $423,187  100.0%    $8,816

EXPENSES
Departmental Expenses
Rooms Department                         153,610   31.1%    $3,200    152,446   34.6%    $3,176    152,135   35.9%    $3,169
Food & Beverage                           10,805    2.2%      $225      9,154    2.1%      $191      9,302    2.2%      $194
Telephone                                  6,887    1.4%      $143      8,143    1.8%      $170      5,862    1.4%      $122

Undistributed Operating Expenses
Administrative & General                  31,058    6.3%      $647     21,038    4.8%      $438     21,445    5.1%      $447
Management                                24,683    5.0%      $514     22,038    5.0%      $459     21,159    5.0%      $441
Marketing                                 22,092    4.5%      $460     29,616    6.7%      $617     31,503    7.4%      $656
Utilities                                 45.188    9.2%      $941     46,946   10.7%      $978     43,491   10.3%      $906
Property Operations & Maintenance         27,490    5.6%      $573     18,687    4.2%      $389     12,509    3.0%      $261
Capital Expenditures                      15,239    3.1%      $317     10,130    2.3%      $211      3,102    0.7%       $65
Miscellaneous                              1,113    0.2%       $23        888    0.2%       $19        866    0.2%       $18

Fixed Charges
Property Tax & license                    11,309    2.3%      $236     10,851    2.5%      $226     12,611    3.0%      $263
Insurance                                  4,613    0.9%       $96      4,995    1.1%      $104      4,838    1.1%      $101
-----------------------------------------------------------------------------------------------------------------------------
Total Expenses                          $354,087   7l.8%    $7,377   $334,932   76.0%    $6,978   $318,823   75.3%    $6,642

NET OPERATING INCOME                    $139,181   28.2%    $2,900   $l05,827   24.0%    $2,205   $104,364   24.7%    $2,174
-----------------------------------------------------------------------------------------------------------------------------

================================================================================
                                         Trailing 12
                                         Months 8/96
================================================================================
Occupancy Rate                           47.00%
Average Room Rate                        $47.50
--------------------------------------------------------------------------------
REVENUES                                                  %Total      Per Room
Room Rentals                            $393,013           97.8%        $8,188
Restaurant                                     0            0.0%            $0
Telephone                                  6,495            1.6%          $135
Other Income                               2,220            0.6%           $46
--------------------------------------------------------------------------------
Total Revenue                           $401,728          100.0%        $8,369

EXPENSES
Departmental Expenses
Rooms Department                         157,797           39.3%        $3,287
Food & Beverage                            8,687            2.2%          $181
Telephone                                  5,495            1.4%          $114

Undistributed Operating Expenses
Administrative & General                  20,363            5.1%          $424
Management                                20,086            5.0%          $418
Marketing                                 32,680            8.1%          $681
Utilities                                 38,805            9.7%          $808
Property Operations & Maintenance         13,455            3.3%          $280
Capital Expenditures                       4,128            l.0%           $86
Miscellaneous                                888            0.2%           $19

Fixed Charges
Property Tax & license                    12,714            3.2%          $265
Insurance                                  4,916            1.2%          $102
--------------------------------------------------------------------------------
Total Expenses                          $320,014           79.7%        $6,667

NET OPERATING INCOME                     $81,714           20.3%        $l,702
--------------------------------------------------------------------------------

                         LIST OF PROPERTIES INCLUDED IN

                               Bakersfield, CA                  11/07/96 Page: 3
                               RESPONSE REPORT                  Report #: Res-14


                                                        Zip
STR CODE   Name of Establishment        City        ST  Code   Telephone
--------   ---------------------        ----        --  ----   ---------
   21656   HERITAGE INN                 RIDGECREST  CA  93555  (619) 446-6543
   24407   PIONEER MOTEL                RIDGECREST  CA  93555  (619) 375-1591
   24399   ELDORADO MOTEL               RIDGECREST  CA  93555  (619) 375-1354
   24408   QUALITY RIDGECREST           RIDGECREST  CA  93555  (619) 375-9731
   24675   DEVONSHIRE INN               ROSAMOND    CA  93560  (805) 256-3454
    2129   BEST WESTERN MOUNTAIN INN    TEHACHAPI   CA  93561  (805) 822-5591
   25054   SKY MOUNTAIN RESORT          TEHACHAPI   CA  93561  (909) 822-5581
   15996   TRAVELODGE TEHACHAPI/SUMMIT  TENACHAPI   CA  93561  (805) 823-8000



                        ---- 1995 ----- --------------- 1996 --------------
STR CODE   YEAR  ROOMS  SEP OCT NOV DEC JAN FEB MAR APR MAY JUN JUL AUG SEP
--------   ----  -----  --------------- -----------------------------------
   21656           125
   24407   7406     29
   24399   7506    119                                   X   X
   24408   7806     88   X           X   X   X   X   X   X   X   X   X   X
   24675            30
    2129   7305     74   X   X   X   X   X
   25054            86
   15996   9102     81   X   X   X   X               X   X   X   X   X   X
                  ----
                  7338       X -Denotes data received by Smith Travel Research.

2231 Girard Street, Delano, CA

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 66 percent in 1993 to 52 percent in 1994, to 50 percent in 1995 and is 47 percent for the trailing 12 months. The occupancy figures for the past three years indicate the effect of the regional recession, which is expected to lift in certain locations like Los Angles and Orange County. The subject is not expected from such revival in the immediate future. We expect occupancy to remain at levels of the past three years. The average daily room rate has increased from $41.52 in 1993 to $47.50 in 1996. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 64.8 percent in 1993, 60.4 percent in 1994, 56.8 percent in 1995 and is achieving 57.1 percent in the first nine months of 1996. The average daily rates have not changed from $43.45 in 1993 to $43.82 in 1996. These figures reflect support for the subject's operations.

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an average occupancy rate of 50 percent in 1997 and for the duration of our analysis. An average daily rate of $47.50 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 2.0 percent of room revenues and miscellaneous other income from vending machines and similar items, which is estimated at 0.7 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.

Departmental Expenses

Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $3,176 to $3,287 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $3,200 per room for departmental room expense which is near the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.


----------                                                                    79
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 70 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 4.8% and 6.3% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 5.5% for our projections.

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is supported by industry standards.


----------                                                                    80
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 4.5% to 7.1% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 9.2 to 10.7 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 10.0 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 3.3 and 5.1 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 4.0 percent based on the subject's most recent historical data and industry standards.

FIXED CHARGES

Property Taxes

Properties in California are reassessed to market value upon sale and we have projected the subject's future taxes at $9,900 in year one based on a tax rate of 1.1% of the appraised value. Taxes increase at 2 percent per year, the maximum allowed by state law.


----------                                                                    81
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.9 and 1.2 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 1.15 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.


----------                                                                    82
James Ratkovich & Associates, Inc.

2231 Girard Street, Delano, CA

Capitalization Analysis

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject


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

2231 Girard Street, Delano, CA


INCOME APPROACH (Continued)

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


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

2231 Girard Street, Delano, CA


INCOME APPROACH (Continued)

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

* The subject property is a middle tier, property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.
* The subject property is an 8 year old hotel and is well maintained with good appeal but weak operations.
* The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 11.00%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                    $785,767
                                    ========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


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

2231 Girard Street, Delano, CA


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.


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

2231 Girard Street, Delano, CA


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

*     Survey of investors' acceptable yield rates

*     Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


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INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                        Yields on Selected Securities
--------------------------------------------------------------------------------
    Period        Aaa Bonds    Baa Bonds        Treasury    Treasury Securities
                                               Securities       (Five Year)
                                              (Long Term)
--------------------------------------------------------------------------------
  March 1995        8.12%        8.70%           7.45%             7.05%
--------------------------------------------------------------------------------
September 1995      7.32%        7.93%           6.55%             6.00%
--------------------------------------------------------------------------------
  April 1996        6.80%        7.47%           6.05%             5.36%
--------------------------------------------------------------------------------
    Average         7.41%        8.03%           6.68%             6.14%
--------------------------------------------------------------------------------

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

        "Risk Free" Capital Market Return Rate:                  8.00% +/-
        Real Estate Risk and Illiquidity Premium:                4.00% +/-
        Hotel-Going Concern Risk based premium:                  1.50% +/-
                                                                 ---------

        Total Return Expectation-Going Concern Hotels:           13.50% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.50%.


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2231 Girard Street, Delano, CA


INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                    $774,422
                                    ========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given both indication equal weight overall. The indicated values and conclusion of value, of the Fee Simple estate, via the Income Approach are summarized below:


              Direct Capitalization - Fiscal 1997 Income - $785,767

                    Discounted Cash Flow Analysis - $774,422

                                Rounded $775,000
                                        ========


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

                                                             SHILO INN
# of Rooms                                    48             2331 Girard Street
Growth Rate:                                  3.0%           Delano CA

------------------------------------------------------------------------------------------------------------------------------------
                                              %Total              1           2            3             4              5
Fiscal Year(12/1 TO 11/30)                    Revenue           1997         1998         1999          2000          2001
====================================================================================================================================
Room Nights Available                                             17,520      17,520        17,520        17,520         17,520
Number of Occupied Rooms                                           8,760       8,760         8,760         8,760          8,760
Occupancy Rate                                                    50.00%      50.00%        50.00%        50.00%         50.00%
Average Room Rate                                                 $47.50      $48.93        $50.39        $51.90         $53.46
------------------------------------------------------------------------------------------------------------------------------------

REVENUES
Room Rentals                                         97.37%     $416,100    $423,583      $441,440      $454,684       $463,324
Telephone                                             2.00%        3,322       8,572         3,829         9,094          9,366
Restaurant Revenue                                    0.00%            0           0             0             0              0
Other Income                                          0.70%        2,913       3,000         3,090         3,183          3,278
                                                  ----------------------------------------------------------------------------------
Total Revenue                                        100.0%     $427,335    $440,155      $453,359      $466,960       $480,969

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                                 $3,200      153,600     l58,208       162,954       167,843        172,878
 Telephone (% of Departmental Income)                 70.0%        5,825       6,000         6,180         6,366          6,557
                                                  ----------------------------------------------------------------------------------
Total Departmental Expenses                           37.3%     $159,425    $164,208      $169,134      $174,208       $179,435

Undistributed Operating Expenses
 Administrative & General                              5.5%       23,503      24,209        24,935        25,683         26,453
 Management                                            5.0%       21,367      22,008        22,668        23,348         24,048
 Furniture, Fixtures & Equipment Reserves              3.0%       12,820      13,205        13,601        14,009         14,429
 Franchise & Marketing                                 8.0%       34,187      35,212        36,269        37,357         38,478
 Utilities                                            10.O%       42,733      44,015        45,336        46,696         48,097
 Property Operations & Maintenance                     3.5%       14,957      15,405        15,868        16,344         16,834
 Miscellaneous                                         2.0%        8,547       8,803         9,067         9,339          9,619
                                                  ----------------------------------------------------------------------------------
Total Undistributed Expenses                          37.0%     $158,114    $162,857      $167,743      $172,775       $177,959

Total Expenses Before Fixed Charges                   74.3%     $317,539    $327,065      $336,877      $346,984       $357,393

Income Before Fixed Charges                           25.7%     $109,795    $113,089      $116,482      $119,976       $123,576

Fixed Charges
 Property Tax & License                           2.3% 2.0%        9,900      10,098        10,300        10,506         10,716
 Insurance                                            1.15%        4,914       5,062         5,214         5,370          5,531
 Buildings Reserve for Replacement                     2.0%        3,547       8,803         9,067         9,339          9,619
                                                  ----------------------------------------------------------------------------------
Total Fixed Charges                                    5.5%      $23,361     $23,963       $24,581       $25,215        $25,867

NET OPERATING INCOME                                  20.2%      $86,434     $89,126       $91,901       $94,761        $97,709
Present Value of Income Stream                                    76,154      69,185        62,854        57,101         51,875
Discounted at                                        13.50%
Total Present Value of Income Stream                                        $513,422

------------------------------------------------------------------------------------------------------------------------------
                                               6             7              8             9             10            11
Fiscal Year(12/1 TO 11/30)                    2002          2003          2004           2005          2006          2007
==============================================================================================================================
Room Nights Available                           17,520        17,520         l7,520        17,520        17,520         17,520
Number of Occupied Rooms                         8,760         8,760          8,760         8,760         8,760          8,760
Occupancy Rate                                  50.00%        50.00%         50.00%        50.00%        50.00%         50.00%
Average Room Rate                               $55.07        $56.72         $53.42        $60.17        $61.98         $63.84

REVENUES
Room Rentals                                  $482,374      $496,845       $511,751      $527,103      $542,916       $559,204
 Telephone                                       9,647         9,937         10,235        10,542        10,858         11,184
 Restaurant Revenue                                  0             0              0             0             0              0
 Other Income                                    3,377         3,478          3,582         3,690         3,800          3,914
                                              --------------------------------------------------------------------------------
Total Revenue                                 $495,398      $510,260       $525,568      $541,335      $557,575       $574,302

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                           178,064       183,406        188,909       194,576       200,413        206,426
 Telephone (% of Departmental Income)            6,753         6,956          7,165         7,379         7,601          7,829
                                              --------------------------------------------------------------------------------
Total Departmental Expenses                   $184,818      $190,362       $196,073      $201,955      $208,014       $214,254

Undistributed Operating Expenses
 Administrative & General                       27,247        28,064         28,906        29,773        30,667         31,587
 Management                                     24,770        25,513         26,278        27,067        27,879         28,715
 Furniture, Fixtures & Equipment Reserves       14,862        15,308         15,767        16,240        16,727         17,229
 Franchise & Marketing                          39,632        40,821         42,045        43,307        44,606         45,944
 Utilities                                      49,540        51,026         52,557        54,133        55,757         57,430
 Property Operations & Maintenance              17,339        17,859         18,395        18,947        19,515         20,101
 Miscellaneous                                   9,908        10,205         10,511        10,827        11,151         11,486
                                              --------------------------------------------------------------------------------
Total Undistributed Expenses                  $183,297      $188,796       $194,460      $200,294      $206,303        212,492

Total Expenses Before Fixed Charges           $368,115      $379,158       $390,533      $402,249      $414,317       $426,746

Income Before Fixed Charges                   $127,283      $131,102       $135,035      $139,086      $143,258       $l47,556

Fixed Charges
 Property Tax & License                         10,930        11,149         11,372        11,599        11,831         12,500
 Insurance                                       5,697         5,868          6,044         6,225         6,412          6,604
 Buildings Reserve for Replacement               9,908        10,205         10,511        10,827        11,151         11,486
                                              --------------------------------------------------------------------------------
Total Fixed Charges                            $26,535       $27,222        $27,927       $28,651       $29,395        $30,591

NET OPERATING INCOME                          $100,748      $103,879       $107,107      $110,434      $113,863       $116,965
Present Value of Income Stream                  47,126        42,811         38,891        35,330        32,094
Discounted at
Total Present Value of Income Stream

REVERSION ANALYSIS
------------------
Eleventh Year Income                       $116,965
Reversion Capitalized @                      12.00%
Reversion                                  $974,712
Less Sales Expense                             5.0%
Net Reversion                               925,976
Discount rate                                13.50%
Present Value of Reversion                              $261,060
                                                        --------

TOTAL PRESENT VALUE                                     $774,422

Concluded Value via Income Approach                     $775,000  $16,146 /Room
                                                        ========


            DIRECT CAPITALIZATION
-----------------------------------------
Net Operating Income              $86,434
   (1997)
Overall Rate                       11.00%
                              -----------
Indicated Value                  $785,767

2231 Girard Street, Delano, CA


                          RECONCILIATION AND CONCLUSION

                      Cost Approach        $1,150,000
                      Market Approach      $900,000
                      Income Approach      $775,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


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2231 Girard Street, Delano, CA


RECONCILIATION AND CONCLUSIONS (Continued)

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                    $775,000
                                    ========

                      (Including Value of FF&E - $120,000)


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                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

Mr. Steve Hemingway made a personal inspection of the property that is the subject of this report. Mr. Hammad did not inspect the property.

In addition to the undersigned Mr. Steve Hemingway performed the original field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ M. Hammad
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849


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2231 Girard Street, Delano, CA


                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS

      MAI, Member Appraisal Institute #10,868
      GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

      Certified General Appraiser, California
      #AG002849, Expires 2/1/97 Real Estate
      Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                1988 to Present
President
      Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                       1986 to 1988
Director of Real Estate Valuation
      Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA           1985 to 1986
Assistant Vice President
      Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                      1984 to 1985
Associate Appraiser
      Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


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2231 Girard Street, Delano, CA


                                     ADDENDA


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

SHILO INN - DELANO, CALIFORNIA (48 UNITS)
NET OPERATING INCOME DETAIL                                                                 FREEWAY OFF-RAMP CLOSED FOR IMPROVEMENTS
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)                                      PROPERTY WILL IMPROVE SIGNIFICANTLY ONCE
FOR THE 12 MONTHS ENDED 8-31-96 (actual)                                                    WORK IS COMPLETED.


                              1991                  1992                  1993                  1994                 1995
REVENUE                    (actual)     %        (actual)     %        (actual)     %        (actual)     %        (actual)     %
   Guest Room               $537,694   96.3%      $417,233   96.8%      $477,510   96.8%     $427,940    97.1%     $414,103    97.9%
   Restaurant Rent                 0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
   Telephone                  15,283    2.7%         9,911    2.3%        10,842    2.2%        9,370     2.1%        7,209     1.7%
   Meeting/Banquet Room            0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
   Fax                         1,794    0.3%           675    0.2%           452    0.1%          340     0.1%          539     0.1%
   Valet                           0    0.0%            87    0.0%             0    0.0%            0     0.0%            0     0.0%
   Video                       1,329    0.2%         1,169    0.3%         1,105    0.2%          859     0.2%          660     0.2%
   Sports and Athletics            0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
   Vending Machines              460    0.1%           289    0.1%           495    0.1%            0     0.0%            0     0.0%
   Guest Laundry/Soap          1,065    0.2%           857    0.2%         1,096    0.2%          540     0.1%          339     0.1%
   Miscellaneous                 692    0.1%           651    0.2%         1,768    0.4%        1,710     0.4%          337     0.1%
                             ---------------      ----------------       ---------------      ----------------      ----------------
       TOTAL REVENUE         558,319  100.0%       430,872  100.0%       493,268  100.0%      440,759   100.0%      423,187   100.0%
                             ---------------      ----------------       ---------------      ----------------      ----------------
OPERATING EXPENSE

  PAYROLL & RELATED EXPENSE
    Managers                  22,643    4.1%        24,035    5.6%        22,641    4.6%       25,938     5.9%       26,297     6.2%
    Front Desk                25,274    4.5%        24,304    5.6%        27,587    5.6%       27,041     6.1%       29,643     7.0%
    Bookkeeper/Auditor        14,572    2.6%        15,010    3.5%        16,091    3.3%       15,458     3,5%       15,945     3.8%
    Head Housekeeper           2,357    0.4%         3,322    0.8%         1,689    0.3%        3,418     0.3%        3,204     0.8%
    Housekeeper - Rooms       22,542    4.0%        18,656    4.3%        21,982    4.5%       19,501     4.4%       19,687     4.7%
    Housekeeper - Other        2,247    0.4%         2,794    0.6%         4,262    0.9%        2,761     3.61        2,112     0.5%
    Laundry                    6,124    1.1%         4,528    1.1%         7,353    1.5%        5,164     1.2%        4,094     1.0%
    Guest Services                 0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Sales & Marketing              0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Security                       0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Maintenance                5,706    1.8%        11,674    2.7%        13,335    2.7%        8,403     1.9%        4,443     1.0%
    Ground Maintenance             0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Windows/Carpets              656    1.1%           313    0.1%           652    0.1%          167     0.0%            0     0.0%
    Bonuses                        0    0.0%             0    0.0%         1,800    0.4%        2,200     0.5%          200     0.0%
    Payroll Taxes             18,150    3.3%        24,050    5.6%        13,641    2.8%       13,605     3.1%       12,924     3.1%
    Workers' Comp                  0    0.0%             0    0.0%        15,458    3.1%       12,051     2.7%        9,998     2.4%
    Workers' Comp Claims           0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Health Insurance          10,712    1.9%        10,039    2.3%        12,409    2.5%       16,631     3.8%       11,725     2.8%
    Medical                        0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Uniforms/Cleaning             64    0.0%            72    0.0%             0    0.0%            0     0.0%           37     0.0%
    Other                        223    0.0%         3,166    0.7%             0    0.0%          139     0.0%          280     0.1%
                             ---------------      ----------------       ---------------      ----------------      ----------------
      TOTAL PAYROLL          131,278   23.5%       141,963   32.9%       153,900   32.2%      152,477    34.6%      140,589    33.2%
                             ---------------      ----------------       ---------------      ----------------      ----------------
                              For The
                           12 Months Ended
                              8-31-96
REVENUE                      (actual)     %
   Guest Room                $393,013    97.8%
   Restaurant Rent                  0     0.0%
   Telephone                    6,495     1.6%
   Meeting/Banquet Room             0     0.0%
   Fax                            381     0.1%
   Valet                            0     0.0%
   Video                          581     0.1%
   Sports and Athletics             0     0.0%
   Vending Machines               819     0.2%
   Guest Laundry/Soap             223     0.1%
   Miscellaneous                  216     0.1%
                              ----------------
     TOTAL REVENUE            401,728   100.0%
                              ----------------

OPERATING EXPENSE

  PAYROLL & RELATED EXPENSE
    Managers                   27,477     6.8%
    Front Desk                 31,966     8.0%
    Bookkeeper/Auditor         16,812     4.2%
    Head Housekeeper            3,874     1.0%
    Housekeeper - Rooms        21,631     5.4%
    Housekeeper - Other         2,232     0.6%
    Laundry                     4,515     1.1%
    Guest Services                  0     0.0%
    Sales & Marketing               0     0.0%
    Security                        0     0.0%
    Maintenance                 4,678     1.2%
    Ground Maintenance              0     0.0%
    Windows/Carpets                 0     0.0%
    Bonuses                       450     0.1%
    Payroll Taxes              12,814     3.2%
    Workers' Comp              10,720     2.7%
    Workers' Comp Claims            0     0.0%
    Health Insurance           11,566     2.9%
    Medical                         0     0.0%
    Uniforms/Cleaning              84     0.0%
    Other                         388     0.1%
                              ----------------
      TOTAL PAYROLL           149,207    37.1%
                              ----------------

SHILO INN - DELANO, CALIFORNIA (48 UNITS)                                                                                     PAGE 2
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)

                              1991                  1992                  1993                  1994                 1995
                           (actual)     %        (actual)     %        (actual)     %        (actual)     %        (actual)     %
  UTILITIES
    Electricity               27,564    4.9%        32,649    7.6%        30,720    6.2%       31,710     7.2%       30,222     7.1%
    Gas                        7,813    1.4%         7,085    1.6%         7,667    1.6%        8,269     1.9%        6,711     1.6%
    Telephone                 11,691    2.1%         6,622    1.5%         6,812    1.4%        6,291     1.4%        5,862     1.4%
    Water                      2,167    0.4%         1,964    0.5%         2,196    0.4%        2,013     0.5%        1,753     0.4%
    Garbage                    2,162    0.4%         2,310    0.5%         2,885    0.6%        3,303     0.7%        3,196     0.8%
    Sewer                      1,474    0.3%         1,625    0.4%         1,720    0.3%        1,651     0.4%        1,609     0.4%
                             ---------------      ----------------       ---------------      ----------------      ----------------
      TOTAL UTILITIES         52,871    9.5%        52,255   12.1%        52,000   10.5%       53,237    12.1%       49,353    11.7%
                             ---------------      ----------------       ---------------      ----------------      ----------------

  ADVERTISING
    Advertising                    0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Airport Advertising            0    0.0%           513    0.1%             0    0.0%            0     0.0%            0     0.0%
    Billboards                13,675    2.4%        14,127    3.3%        14,984    3.0%       15,064     3.4%       17,811     4.2%
    Highway Logos                 50    0.0%            50    0.0%            50    0.0%           63     0.0%           97     0.0%
    Radio Media                    0    0.0%             0    0.0%           157    0.0%            0     0.0%            0     0.0%
    Radio Tradeouts              893    0.2%         1,953    0.5%           196    0.0%          848     0.2%          607     0.1%
    TV Media                       0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    TV Tradeouts                 231    0.0%           383    0.1%            75    0.0%          493     0.1%          246     0.1%
    Brochures/Postcards        2,083    0.4%         1,084    0.3%           344    0.1%           14     0.0%        1,199     0.3%
    Brochures/Tradout              0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Yellow Pages               1,512    0.3%           785    0.2%         4,190    0.8%        4,565     1.0%        9,424     2.2%
    Newspaper Ads                240    0.0%           249    0.1%             0    0.0%            0     0.0%            5     0.0%
    Magazine Ads               1,557    0.3%         1,579    0.4%            85    0.0%          612     0.1%          562     0.1%
    Magazine Tradeouts             0    0.0%           404    0.1%           140    0.0%            0     0.0%            0     0.0%
    Property Ads                 380    0.1%            95    0.0%           538    0.1%          498     0.1%          253     0.1%
    Advertising Tradeouts Other   42    0.0%           335    0.1%             0    0.0%          638     0.1%            0     0.0%
    Sports Events/Tradeouts        0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Sports Sponsorship           147    0.0%           258    0.1%             0    0.0%            0     0.0%            0     0.0%
    Displays                       0    0.0%           250    0.1%             0    0.0%            0     0.0%            0     0.0%
    Local Events Promotion         0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Travel Guides/Directories     48    0.0%           216    0.1%           766    0.2%        5,348     1.2%        2,414     0.6%
    Promotional Items              0    0.0%             0    0.0%             0    0.0%            3     0.0%            0     0.0%
    Advertising & Promotion      451    0.1%           311    0.1%           457    0.1%          476     0.1%          191     0.0%
    Travel Agents                254    0.0%            50    0.0%           110    0.0%          994     0.2%          588     0.1%
    Marketing                      8    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Taxi & Limo                    0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
                             ---------------      ----------------       ---------------      ----------------      ----------------
      TOTAL ADVERTISING       21,571    3.9%        22,646    5.3%        22,092    4.5%       29,616     6.7%       33,397     7.9%
                             ---------------      ----------------       ---------------      ----------------      ----------------

                                   For The
                                12 Months Ended
                                    8-31-96
                                   (actual)     %
  UTILITIES
    Electricity                      26,408     6.6%
    Gas                               5,853     1.5%
    Telephone                         5,495     1.4%
    Water                             1,781     0.4%
    Garbage                           3,138     0.8%
    Sewer                             1,625     0.4%
                                    ----------------
      TOTAL UTILITIES                44,300    11.0%
                                    ----------------

  ADVERTISING
    Advertising                           0     0.0%
    Airport Advertising                   0     0.0%
    Billboards                       18,077     4.5%
    Highway Logos                       106     0.0%
    Radio Media                           0     0.0%
    Radio Tradeouts                     554     0.1%
    TV Media                              0     0.0%
    TV Tradeouts                        496     0.1%
    Brochures/Postcards               1,170     0.3%
    Brochures/Tradout                     0     0.0%
    Yellow Pages                      8,664     2.2%
    Newspaper Ads                         0     0.0%
    Magazine Ads                        498     0.1%
    Magazine Tradeouts                    0     0.0%
    Property Ads                        367     0.1%
    Advertising Tradeouts Other           0     0.0%
    Sports Events/Tradeouts               0     0.0%
    Sports Sponsorship                    0     0.0%
    Displays                              0     0.0%
    Local Events Promotion                0     0.0%
    Travel Guides/Directories         3,442     0.9%
    Promotional Items                     0     0.0%
    Advertising & Promotion             162     0.0%
    Travel Agents                       674     0.2%
    Marketing                             0     0.0%
    Taxi & Limo                           0     0.0%
                                    ----------------
      TOTAL ADVERTISING              34,210     8.5%
                                    ----------------

SHILO INN - DELANO, CALIFORNIA (48 UNITS)                                                                                     PAGE 3
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)

                              1991                  1992                  1993                  1994                 1995
                           (actual)     %        (actual)     %        (actual)     %        (actual)     %        (actual)     %
  SUPPLIES
    Linen                      3,587    0.6%         3,383    0.8%         1,534    0.3%        1,175     0.3%        5,429     1.3%
    Bathroom                   3,630    0.7%         2,439    0.6%         2,616    0.5%        2,895     0.7%        3,218     0.6%
    Cleaning                   2,725    0.5%         4,014    6.9%         3,851    0.8%        4,184     0.9%        5,604     1.3%
    Continental Breakfast     12,696    2.3%        16,484    2.4%        10,805    2.2%        9,154     2.1%        9,302     2.2%
    Office                     1,757    0.3%         2,048    0.5%         2,160    0.4%          791     0.2%          715     0.2%
    Operating                  4,187    0.7%         3,536    0.0%         3,250    0.7%        4,467     1.0%        5,324     1.3%
    Replacements                 450    0.1%           925    0.2%           269    0.1%        2,886     0.7%          203     0.0%
    Guest Amenity                887    0.2%           163    0.0%            81    0.0%            0     0.0%          428     0.1%
                             ---------------      ----------------       ---------------      ----------------      ----------------
       TOTAL SUPPLIES         29,919    5.4%        26,992    6.3%        24,566    5.0%       25,552     5.8%       30,223     7.1%
                             ---------------      ----------------       ---------------      ----------------      ----------------

  REPAIRS & MAINTENANCE
    Carpets, Draperies &
      Furniture                    0    0.0%             0    0.0%            30    0.0%            0     0.0%            0     0.0%
    Elevators                      0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Landscaping                1,180    0.2%         1,774    0.4%           905    0.2%        1,070     0.2%          954     0.2%
    Painting & Wallpaper           0    0.0%             0    0.0%             0    0.0%           24     0.0%           93     0.0%
    Pool                       1,877    0.3%           945    0.2%         1,399    0.3%        1,481     0.3%        1,098     0.3%
    Telephone                    859    0.2%             0    0.0%            75    0.0%        1,852     0.4%            0     0.0%
    TV Cable & Satellite       5,438    1.0%         5,143    1.2%         5,209    1.1%        5,631     1.3%        4,126     1.0%
    Pest Control                 384    0.1%           352    0.1%           510    0.1%          400     0.1%          384     0.1%
    Janitorial Services            0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
    Plumbing                      43    0.0%            97    0.0%           464    0.1%        1,291     0.3%          224     0.1%
    Electrical                    94    0.0%           786    0.2%         1,096    0.2%          244     0.1%          213     0.1%
    Heating Ventilation
      Cooling                    748    0.1%         1,203    0.3%         1,371    0.3%          289     0.1%          295     0.1%
    Sign                         302    0.1%           530    0.1%           685    0.1%          299     0.1%            0     0.0%
    Keys & Locks                  78    0.0%           436    0.1%           953    0.2%          435     0.1%          679     0.2%
    Laundry/Housekeeping       1,517    0.3%           173    0.0%           615    0.1%          424     0.1%        1,590     0.4%
    Photo Copier                 156    0.0%            77    0.0%             0    0.0%          393     0.1%          379     0.1%
    Micros Register                0    0.0%         1,754    0.4%           104    0.0%        1,238     0.3%          648     0.2%
    Tools & Supplies           2,038    0.4%         4,425    1.0%         6,461    1.3%        2,734     0.6%        1,544     0.4%
    Maintenance and Repairs        0    0.0%         1,309    0.3%         8,509    1.7%          896     0.2%        1,355     0.3%
    Contract Labor Repair          0    0.0%             0    0.0%           881    0.2%           23     0.0%            0     0.0%
                             ---------------      ----------------       ---------------      ----------------      ----------------
      TOTAL REPAIRS &
        MAINTENANCE           14,714    2.6%        19,004    4.4%        29,267    5.9%       18,724     4.2%       13,582     3.2%
                             ---------------      ----------------       ---------------      ----------------      ----------------
                                   For The
                                12 Months Ended
                                    8-31-96
                                   (actual)     %
  SUPPLIES
    Linen                             3,862     1.0%
    Bathroom                          2,826     0.7%
    Cleaning                          5,374     1.3%
    Continental Breakfast             8,687     2.2%
    Office                            1,581     0.4%
    Operating                         5,107     1.3%
    Replacements                        731     0.2%
    Guest Amenity                       778     0.2%
                                     ---------------
      TOTAL SUPPLIES                 28,944     7.2%
                                     ---------------

  REPAIRS & MAINTENANCE
    Carpets, Draperies &
      Furniture                           0     0.0%
    Elevators                             0     0.0%
    Landscaping                       1,087     0.3%
    Painting & Wallpaper                113     0.0%
    Pool                              1,293     0.3%
    Telephone                             0     0.0%
    TV Cable & Satellite              4,328     1.1%
    Pest Control                        464     0.1%
    Janitorial Services                   0     0.0%
    Plumbing                            663     0.2%
    Electrical                          207     0.1%
    Heating Ventilation
      Cooling                           276     0.1%
    Sign                                  0     0.0%
    Keys & Locks                        346     0.1%
    Laundry/Housekeeping                816     0.2%
    Photo Copier                        312     0.1%
    Micros Register                     778     0.2%
    Tools & Supplies                  2,215     0.6%
    Maintenance and Repairs           1,182     0.3%
    Contract Labor Repair                 0     0.0%
                                     ---------------
      TOTAL REPAIRS &
        MAINTENANCE                  14,080     3.5%
                                     ---------------

SHILO INN - DELANO, CALIFORNIA (48 UNITS)                                                                                     PAGE 4
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)

                              1991                  1992                  1993                  1994                 1995
                           (actual)     %        (actual)     %        (actual)     %        (actual)     %        (actual)     %
  OTHER OPERATING EXPENSE
   Sales/Use/Taxes             4,899    0.9%         3,474    0.8%         3,332    0.1%        2,695     0.6%        4,180     1.0%
   Credit Card Discounts       7,864    1.4%         4,860    1.1%         5,648    1.1%        5,387     1.2%        5,037     1.2%
   Telecheck                     659    0.1%           494    0.1%           583    0.1%          812     0.2%          376     0.1%
   Bad Debts                     194    0.0%           691    0.2%         1,488    0.3%         (328)   -0.1%          246     0.1%
   Cash Over/Short              (201)  -0.0%           (59)  -0.0%            46    0.0%            0     0.0%            0     0.0%
   Administrative Telephone        0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
   Security Services               0    0.0%             0    0.0%             0    0.0%        2,544     0.6%            0     0.0%
   Comps                           0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
   Coin-op Laundry Services        0    0.0%            83    0.0%           286    0.1%           39     0.0%           79     0.0%
   Dry Cleaning, Valet             0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
   Flowers                         0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
   Video Rentals               1,051    0.2%           882    0.2%           757    0.2%          710     0.2%          567     0.1%
   Vending Machine
     Maintenance                   0    0.0%             0    0.0%            90    0.0%            0     0.0%            0     0.0%
   Bank Fees                     960    0.2%           523    0.1%           531    0.1%          268     0.1%          547     0.1%
   Equipment Rental            5,593    1.0%         5,785    1.3%         5,978    1.2%          372     0.1%          293     0.1%
   Licenses and
     Miscellaneous Taxes         281    0.1%           264    0.1%           852    0.2%          712     0.2%          695     0.2%
   Vehicle Repair &
     Maintenance                 552    0.1%           246    0.1%         1,143    0.2%           23     0.0%           47     0.0%
   Auto & Travel               1,143    0.2%           454    0.1%           646    0.1%          497     0.1%          426     0.1%
   Business Meals                127    0.0%           108    0.0%           180    0.0%           91     0.0%          278     0.1%
   Training/Seminars               0    0.0%            75    0.0%           120    0.0%            0     0.0%          120     0.0%
   Staff Travel Telephone          0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
   Theft Loss                      0    0.0%             0    0.0%         2,387    0.5%            0     0.0%            0     0.0%
   Insurance Settlement-
     Theft                         0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
   Miscellaneous -
     Resale/Services           1,200    0.2%         1,527    0.4%         1,653    0.3%        2,496     0.6%        1,387     0.3%
   Attorney Fees               2,344    0.4%         2,291    0.5%             0    0.0%            0     0.0%            0     0.0%
   Professional Fees           2,129    0.4%           941    0.2%           812    0.2%          894     0.2%          630     0.1%
   Dues & Subscriptions          100    0.0%           100    0.0%           145    0.0%          130     0.0%          117     0.0%
   Charitable Contributions        0    0.0%             0    0.0%             0    0.0%          100     0.0%            0     0.0%
   Political Contributions         0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
   Restaurant Expenses             0    0.0%             0    0.0%             0    0.0%            0     0.0%            0     0.0%
      TOTAL OTHER OPERATING
        EXPENSES              28,895    5.2%        22,739    5.3%        26,677    5.4%       11,442     4.0%       14,965     3.5%
                             ---------------      ----------------       ---------------      ----------------      ----------------
        TOTAL OPERATING
          EXPENSE            279,240   50.0%       285,599   66.3%       313,502   63.6%      297,048    67.4%      282,109    66.7%
                             ---------------      ----------------       ---------------      ----------------      ----------------
        TOTAL OPERATING
          INCOME             279,079   50.0%       145,273   33.7%       179,161   36.4%      143,711    32.6%      141,078    33.3%
                             ---------------      ----------------       ---------------      ----------------      ----------------

OTHER EXPENSE

  Insurance                    5,068    0.9%         4,863    1.1%         4,613    0.9%        4,770     1.1%        4,838     1.1%
  Insurance Claims                58    0.0%             0    0.0%             0    0.0%          225     0.1%            0     0.0%
  Property Tax                11,139    2.0%        11,396    2.6%        11,309    2.5%       10,851     2.5%       12,611     3.0%
  Office Overhead             27,916    5.0%        21,544    5.0%        24,663    5.0%       22,038     5.0%       21,159     5.0%
                             ---------------      ----------------       ---------------      ----------------      ----------------
    TOTAL OTHER EXPENSE       44,181    7.9%        37,803    8.8%        40,585    8.2%       37,884     8.6%       38,608     9.1%
                             ---------------      ----------------       ---------------      ----------------      ----------------
      NET OPERATING INCOME  $234,898   42.1%      $187,478   24.9%      $139,181   28.2%     $105,827    24.0%     $102,470    24.2%
                             ===============      ================       ===============      ================      ================

                                   For The
                                12 Months Ended
                                    8-31-96
                                   (actual)     %

  OTHER OPERATING EXPENSE
   Sales/Use/Taxes                    3,090     0.8%
   Credit Card Discounts              4,822     1.2%
   Telecheck                            441     0.1%
   Bad Debts                            130     0.0%
   Cash Over/Short                        0     0.0%
   Administrative Telephone               0     0.0%
   Security Services                      0     0.0%
   Comps                                  0     0.0%
   Coin-op Laundry Services              88     0.0%
   Dry Cleaning, Valet                    0     0.0%
   Flowers                                0     0.0%
   Video Rentals                        412     0.1%
   Vending Machine
     Maintenance                          0     0.0%
   Bank Fees                            462     0.1%
   Equipment Rental                     202     0.1%
   Licenses and
     Miscellaneous Taxes                663     0.2%
   Vehicle Repair &
     Maintenance                        812     0.2%
   Auto & Travel                        226     0.1%
   Business Meals                       146     0.0%
   Training/Seminars                      0     0.0%
   Staff Travel Telephone                 0     0.0%
   Theft Loss                             0     0.0%
   Insurance Settlement-
     Theft                                0     0.0%
   Miscellaneous -
     Resale/Services                  1,228     0.3%
   Attorney Fees                          0     0.0%
   Professional Fees                    226     0.1%
   Dues & Subscriptions                 137     0.0%
   Charitable Contributions               0     0.0%
   Political Contributions                0     0.0%
   Restaurant Expenses                    0     0.0%
      TOTAL OTHER OPERATING
        EXPENSES                     13,065     3.3%
                                    ----------------
        TOTAL OPERATING
          EXPENSE                   283,828    70.7%
                                    ----------------
        TOTAL OPERATING
          INCOME                    117,900    29.3%
                                    ----------------

OTHER EXPENSE

  Insurance                           4,916     1.2%
  Insurance Claims                        0     0.0%
  Property Tax                       12,714     3.2%
  Office Overhead                    20,086     5.0%
                                    ----------------
    TOTAL OTHER EXPENSE              31,716     9.4%
                                    ----------------
      NET OPERATING INCOME          $80,184    20.0%
                                    ================

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                Bakersfield, CA
                                          JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                                                          11/07/96

                      OCCUPANCY                    ROOM RATE                    ROOM SUPPLY
                      -----------------------      -----------------------      -------------------------------
                      CURRENT   PRIOR    %         CURRENT  PRIOR     %         CURRENT     PRIOR      %
YEAR  MONTH           YEAR      YEAR     CHNG      YEAR     YEAR      CHNG      YEAR        YEAR       CHNG
----  ---------       ----      -----    ----      -----    -----     ----      -------     -------    ----
1990  January         64.3       55.0    16.9      40.74    35.56     14.6       199237      194773    2.3
1990  February        75.8       68.6    10.5      41.97    37.86     10.9       179956      175924    2.3
1990  March           80.0       73.5     8.8      40.83    37.43      9.1       199237      194773    2.3
1990  April           77.1       70.1    10.0      37.09    36.13      2.7       192810      189210    1.9
1990  May             72.9       70.0     4.1      37.20    35.55      4.6       199237      195517    1.9
1990  June            80.3       76.3     5.2      38.39    38.60      -.5       192810      191220     .8
1990  July            80.0       75.1     6.5      39.72    34.10     16.5       202771      197594    2.6
1990  August          78.6       80.3    -2.1      40.16    33.67     19.3       202771      197594    2.6
1990  September       78.2       71.0    10.1      38.76    34.60     12.0       196230      191220    2.6
1990  October         79.8       77.2     3.4      42.62    41.33      3.1       204445      199237    2.6
1990  November        75.7       66.4    14.0      41.36    37.09     11.5       197850      192810    2.6
1990  December        63.9       63.4      .8      37.10    36.14      2.7       204445      199237    2.6
                     ------------------------------------------------------------------------------------------
     TOTAL 1990       75.5       70.6     0.9      39.69    36.52      8.7      2371799     2319109    2.3

     ROOM SAMPLE PERCENT - 34.8 %            Number of Sample Properties - 19
                                             Number of Census Properties - 75

1991  January         67.5      64.3      5.0      41.79    40.74      2.6       204445      199237    2.6
1991  February        75.0      75.8     -1.1      37.87    41.97     -9.8       186928      179956    3.9
1991  March           72.3      80.0     -9.6      39.57    40.83     -3.1       206956      199237    3.9
1991  April           76.3      77.1     -1.0      40.23    37.09      8.5       200280      192810    3.9
1991  May             73.0      72.9       .1      39.66    37.20      6.6       206956      199237    3.9
1991  June            68.5      80.3    -14.7      39.20    38.39      2.1       200280      192810    3.9
1991  July            72.0      80.0    -10.0      40.45    39.72      1.8       206956      202771    2.1
1991  August          72.8      78.6     -7.4      39.15    40.16     -2.5       206956      202771    2.1
1991  September       67.9      78.2    -13.2      40.77    38.76      5.2       200280      196230    2.1
1991  October         73.0      79.8     -8.5      42.27    42.62      -.8       206956      204445    1.2
1991  November        64.8      75.7    -14.4      40.30    41.36     -2.6       200280      197850    1.2
1991  December        54.3      63.9    -15.0      38.13    37.10      2.8       206956      204445    1.2
                     ------------------------------------------------------------------------------------------
     TOTAL 1991       69.7      75.5     -7.7      39.99    39.69       .8      2434229     2371799    2.6

     ROOM SAMPLE PERCENT - 37.3 %           Number of Sample Properties - 22
                                            Number of Census Properties - 76

                      ROOM DEMAND                      ROOM REVENUE
                      ---------------------------      --------------------------------
                      CURRENT     PRIOR      %         CURRENT       PRIOR         %
YEAR  MONTH           YEAR        YEAR       CHNG      YEAR          YEAR          CHNG
----  ---------       -------     ------     ----      --------      --------      ----
1990  January          128018     107067     19.6       5215606       3806846      37.0
1990  February         136392     120719     13.0       5723914       4570387      25.2
1990  March            159454     143229     11.3       6509775       5360883      21.4
1990  April            148645     132568     12.1       5512661       4789817      15.1
1990  May              145255     136913      6.1       5403334       4867328      11.0
1990  June             154748     145865      6.1       5940381       5630157       5.5
1990  July             162196     148354      9.3       6441659       5058424      27.3
1990  August           159341     158629       .4       6399419       5341334      19.8
1990  September        153420     135803     13.0       5945964       4698814      26.5
1990  October          163183     153854      6.1       6954719       6358094       9.4
1990  November         149807     128017     17.0       6196653       4748367      30.5
1990  December         130718     126246      3.5       4849540       4561991       6.3
                     ------------------------------------------------------------------
     TOTAL 1990       1791177    1637264      9.4      71093625      59792442      18.9

1991  January          138029     128018     7.8        5768195       5215606      10.6
1991  February         140132     136392     2.1        5306655       5723914      -7.3
1991  March            149655     159454    -6.1        5921604       6509775      -9.0
1991  April            152738     148645     2.8        6144861       5512661      11.5
1991  May              151084     145255     4.0        5992586       5403334      10.9
1991  June             137242     154748   -11.3        5380005       5940381      -9.4
1991  July             148951     162196    -8.2        6025469       6441659      -6.5
1991  August           150628     159341    -5.5        5897580       6399419      -7.8
1991  September        135901     153420   -11.4        5540605       5945964      -6.8
1991  October          151069     163183     7.4        6386380       6954719      -8.2
1991  November         129794     149807   -13.4        5230502       6196653     -15.6
1991  December         112354     130718   -14.0        4284052       4849540     -11.7
                     ------------------------------------------------------------------
     TOTAL 1991       1697577    1791177    -5.2       67878494      71093625      -4.5

                                                Bakersfield, CA
                                          JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                                                          11/07/96

                      OCCUPANCY                    ROOM RATE                    ROOM SUPPLY
                      -----------------------      -----------------------      -------------------------------
                      CURRENT   PRIOR    %         CURRENT  PRIOR     %         CURRENT     PRIOR      %
YEAR  MONTH           YEAR      YEAR     CHNG      YEAR     YEAR      CHNG      YEAR        YEAR       CHNG
----  ---------       ----      -----    ----      -----    -----     ----      -------     -------    ----
1992  January            54.2     67.5    -19.7     40.45    41.79   -3.2        208351      204445      1.9
1992  February           61.7     75.0    -17.7     41.79    37.87   10.4        188188      186928       .7
1992  March              68.1     72.3     -5.8     41.26    39.57    4.3        208351      206956       .7
1992  April              71.8     76.3     -5.9     41.51    40.23    3.2        201630      200280       .7
1992  May                68.9     73.0     -5.6     41.41    39.66    4.4        208351      206956       .7
1992  June               69.9     68.5      2.0     41.02    39.20    4.6        201630      200280       .7
1992  July               73.8     72.0      2.5     40.57    40.45     .3        208351      206956       .7
1992  August             67.4     72.8     -7.4     40.42    39.15    3.2        208351      206956       .7
1992  September          64.8     67.9     -4.6     40.92    40.77     .4        201630      200280       .7
1992  October            65.0     73.0    -11.0     42.48    42.27     .5        208351      206956       .7
1992  November           60.9     64.8     -6.0     42.06    40.30    4.4        201630      200280       .7
1992  December           51.1     54.3     -5.9     39.79    38.13    4.4        208351      206956       .7
                     ------------------------------------------------------------------------------------------
     TOTAL 1992          64.8     69.7     -7.0     41.15    39.99    2.9       2453165     2434229       .8

     ROOM SAMPLE PERCENT - 44.4 %            Number of Sample Properties - 29
                                             Number of Census Properties - 77

1993  January            52.0     54.2     -4.1     42.78    40.45    5.8        208351      208351       .0
1993  February           61.6     61.7      -.2     43.62    41.79    4.4        188188      188188       .0
1993  March              67.3     68.1     -1.2     44.87    41.26    8.7        208351      208351       .0
1993  April              71.5     71.8      -.4     45.42    41.51    9.4        201630      201630       .0
1993  May                67.5     68.9     -2.0     43.62    41.41    5.3        208351      208351       .0
1993  June               71.3     69.9      2.0     43.12    41.02    5.1        201630      201630       .0
1993  July               69.7     73.8     -5.6     42.89    40.57    5.7        208351      208351       .0
1993  August             69.5     67.4      3.1     42.24    40.42    4.5        208351      208351       .0
1993  September          66.1     64.8      2.0     42.53    40.92    3.9        201630      201630       .0
1993  October            68.9     65.0      6.0     44.29    42.48    4.3        210831      208351      1.2
1993  November           60.4     60.9      -.8     43.69    42.06    3.9        204030      201630      1.2
1993  December           52.5     51.1      2.7     41.88    39.79    5.3        212412      208351      1.9
                     ------------------------------------------------------------------------------------------
     TOTAL 1993          64.8     64.8       .0     43.45    41.15    5.6       2462106     2453165       .4


     ROOM SAMPLE PERCENT - 44.4 %           Number of Sample Properties - 29
                                            Number of Census Properties - 79

                      ROOM DEMAND                      ROOM REVENUE
                      ---------------------------      ---------------------------------
                      CURRENT     PRIOR      %         CURRENT       PRIOR         %
YEAR  MONTH           YEAR        YEAR       CHNG      YEAR          YEAR          CHNG
----  ---------       -------     ------     ----      --------      --------      ----
1992  January           112864    138029     -18.2       4565709      5768195      -20.8
1992  February          116093    140132     -17.2       4851920      5306655       -8.6
1992  March             141844    149655      -5.2       5852945      5921604       -1.2
1992  April             144865    152738      -5.2       6012941      6144861       -2.1
1992  May               143500    151084      -5.0       5942625      5992586        -.8
1992  June              140848    137242       2.6       5777826      5380005        7.4
1992  July              153721    148951       3.2       6235791      6025469        3.5
1992  August            140446    150628      -6.8       5676570      5897580       -3.7
1992  September         130662    135901      -3.9       5347065      5540605       -3.5
1992  October           135483    151069     -10.3       5755743      6386380       -9.9
1992  November          122880    129794      -5.3       5167843      5230502       -1.2
1992  December          106547    112354      -5.2       4239285      4284052       -1.0
                     -------------------------------------------------------------------
     TOTAL 1992        1589753   1697577      -6.4      65426263     67878494       -3.6

1993  January           108292    112864      -4.1       4633076      4565709        1.5
1993  February          115867    116093       -.2       5054058      4851920        4.2
1993  March             140144    141844      -1.2       6288833      5852945        7.4
1993  April             144168    144865       -.5       6547991      6012941        8.9
1993  May               140598    143500      -2.0       6132631      5942625        3.2
1993  June              143685    140848       2.0       6195225      5777826        7.2
1993  July              145226    153721      -5.5       6228678      6235791        -.1
1993  August            144837    140446       3.1       6117458      5676570        7.8
1993  September         133223    130662       2.0       5665571      5347065        6.0
1993  October           145367    135483       7.3       6438829      5755743       11.9
1993  November          123312    122880        .4       5388107      5167843        4.3
1993  December          111517    106547       4.7       4670033      4239285       10.2
                     -------------------------------------------------------------------
     TOTAL 1993        1596236   1589753        .4      69360490     65426263        6.0

                                                Bakersfield, CA
                                          JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                                                          11/07/96

                      OCCUPANCY                    ROOM RATE                    ROOM SUPPLY
                      -----------------------      -----------------------      -------------------------------
                      CURRENT   PRIOR    %         CURRENT  PRIOR     %         CURRENT     PRIOR      %
YEAR  MONTH           YEAR      YEAR     CHNG      YEAR     YEAR      CHNG      YEAR        YEAR       CHNG
----  ---------       ----      -----    ----      -----    -----     ----      -------     -------    ----
1994  January          52.2     52.0       .4      42.83    42.78      .1         212412   208351      1.9
1994  February         61.0     61.6     -1.0      45.23    43.62     3.7         191856   188188      1.9
1994  March            62.1     67.3     -7.7      45.18    44.87      .7         215760   208351      3.6
1994  April            64.0     71.5    -10.5      45.79    45.42      .8         208800   201630      3.6
1994  May              58.4     67.5    -13.5      45.38    43.62     4.0         215760   208351      3.6
1994  June             70.6     71.3     -1.0      46.51    43.12     7.9         208800   201630      3.6
1994  July             65.5     69.7     -6.0      44.78    42.89     4.4         215760   208351      3.6
1994  August           61.1     69.5    -12.1      43.57    42.24     3.1         215760   208351      3.6
1994  September        58.6     66.1    -11.3      43.53    42.53     2.4         208800   201630      3.6
1994  October          60.6     68.9    -12.0      45.15    44.29     1.9         215760   210831      2.3
1994  November         61.5     60.4      1.8      44.38    43.69     1.6         208800   204030      2.3
1994  December         50.1     52.5     -4.6      41.69    41.88     -.5         215760   212412      1.6
                     ------------------------------------------------------------------------------------------
     TOTAL 1994        60.4     64.8     -6.8      44.59    43.45     2.6        2534028  2462106      2.9

     ROOM SAMPLE PERCENT - 49.9 %            Number of Sample Properties - 32
                                             Number of Census Properties - 80

1995  January          48.5     52.2     -7.1      42.88    42.83       .1        215760   212412      1.6
1995  February         56.4     61.0     -7.5      43.56    45.23     -3.7        194860   191856      1.6
1995  March            59.4     62.1     -4.3      44.11    45.18     -2.4        215760   215760       .0
1995  April            67.4     64.0      5.3      44.16    45.79     -3.6        208800   208800       .0
1995  May              67.1     58.4     14.9      43.23    45.38     -4.7        215760   215760       .0
1995  June             58.6     70.6    -17.0      43.53    46.51     -6.4        216570   208800      3.7
1995  July             59.3     65.5     -9.5      43.28    44.78     -3.3        223789   215760      3.7
1995  August           56.1     61.1     -8.2      43.23    43.57      -.8        223789   215760      3.7
1995  September        54.5     58.6     -7.0      43.25    43.53      -.6        216570   208800      3.7
1995  October          57.7     60.6     -4.8      46.00    45.15      1.9        226021   215760      4.8
1995  November         54.1     61.5    -12.0      44.70    44.38       .7        218730   208800      4.8
1995  December         43.2     50.1    -13.8      42.65    41.69      2.3        226021   215760      4.8
                     ------------------------------------------------------------------------------------------
     TOTAL 1995        56.8     60.4     -6.0      43.75    44.59     -1.9       2602450  2534028      2.7

     ROOM SAMPLE PERCENT - 52.1 %           Number of Sample Properties - 33
                                            Number of Census Properties - 82

                      ROOM DEMAND                      ROOM REVENUE
                      ---------------------------      --------------------------------
                      CURRENT     PRIOR      %         CURRENT       PRIOR         %
YEAR  MONTH           YEAR        YEAR       CHNG      YEAR          YEAR          CHNG
----  ---------       -------     ------     ----      --------      --------      ----
1994  January          110779     108292       2.3      4744430       4633076       2.4
1994  February         117044     115867       1.0      5293934       5054058       4.7
1994  March            134030     140144      -4.4      6054808       6288833      -3.7
1994  April            133587     144168      -7.3      6117268       6547991      -6.6
1994  May              126071     140598     -10.3      5720958       6132631      -6.7
1994  June             147475     143685       2.6      6859380       6195225      10.7
1994  July             141222     145226      -2.8      6324002       6228678       1.5
1994  August           131722     144837      -9.1      5738981       6117458      -6.2
1994  September        122357     133223      -8.2      5325592       5665571      -6.0
1994  October          130766     145367     -10.0      5903563       6438829      -8.3
1994  November         128482     123312       4.2      5702239       5388107       5.8
1994  December         108097     111517      -3.1      4506669       4670033      -3.5
                     ------------------------------------------------------------------
     TOTAL 1994       1531632    1596236      -4.0     68291824      69360490      -1.5

1995  January          104583     110779      -5.6      4484045       4744430      -5.5
1995  February         109818     117044      -6.2      4783465       5293934      -9.6
1995  March            128126     134030      -4.4      5651171       6054808      -6.7
1995  April            140628     133587       5.3      6210335       6117268       1.5
1995  May              144871     126071      14.9      6262305       5720958       9.5
1995  June             126804     147475     -14.0      5520406       6859380     -19.5
1995  July             132745     141222      -6.0      5744725       6324002      -9.2
1995  August           125632     131722      -4.6      5431092       5738981      -5.4
1995  September        118133     122357      -3.5      5109625       5325592      -4.1
1995  October          130486     130766       -.2      6002954       5903563       1.7
1995  November         118421     128482      -7.8      5293784       5702239      -7.2
1995  December          97754     108097      -9.6      4168734       4506669      -7.5
                     ------------------------------------------------------------------
     TOTAL 1995       1478011    1531632      -3.5     64662641      68291824      -5.3

                                                Bakersfield, CA
                                          JANUARY 1989 SEPTEMBER 1996
SOURCE: SMITH TRAVEL RESEARCH                                                                          11/07/96

                      OCCUPANCY                    ROOM RATE                    ROOM SUPPLY
                      -----------------------      -----------------------      -------------------------------
                      CURRENT   PRIOR    %         CURRENT  PRIOR     %         CURRENT     PRIOR      %
YEAR  MONTH           YEAR      YEAR     CHNG      YEAR     YEAR      CHNG      YEAR        YEAR       CHNG
----  ---------       ----      -----    ----      -----    -----     ----      -------     -------    ----
1996  January           42.5     48.5    -12.4     43.87    42.88      2.3         227478     215760    5.4
1996  February          53.0     56.4     -6.0     43.83    43.56       .6         205464     194880    5.4
1996  March             55.6     59.4     -6.4     44.98    44.11      2.0         227478     215760    5.4
1996  April             61.5     67.4     -8.8     44.54    44.16       .9         220140     208800    5.4
1996  May               58.4     67.1    -13.0     44.30    43.23      2.5         227478     215760    5.4
1996  June              62.2     58.6      6.1     43.60    43.53       .2         220140     216570    1.6
1996  July              62.0     59.3      4.6     43.42    43.28       .3         227478     223789    1.6
1996  August            64.0     56.1     14.1     41.61    43.23     -3.7         227478     223789    1.6
1996  September         54.3     54.5      -.4     44.63    43.25      3.2         220140     216570    1.6
                     ---------------------------------------------------------------------------------------
     TOTAL 1996         57.1     58.6     -2.6     43.82    43.49       .8        2003274    1931678    3.7

     ROOM SAMPLE PERCENT - 51.6 %            Number of Sample Properties - 33
                                             Number of Census Properties - 83
                      ROOM DEMAND                      ROOM REVENUE
                      ---------------------------      --------------------------------
                      CURRENT     PRIOR      %         CURRENT       PRIOR         %
YEAR  MONTH           YEAR        YEAR       CHNG      YEAR          YEAR          CHNG
----  ---------       -------     ------     ----      --------      --------      ----
1996  January           96708      104583     -7.5       4242368        4484045     -5.4
1996  February         108957      109818      -.8       4775835        4783465      -.2
1996  March            126529      128126     -1.2       5690878        5651171       .7
1996  April            135443      140628     -3.7       6032659        6210335     -2.9
1996  May              132873      144871     -8.3       5886525        6262305     -6.0
1996  June             137019      126804      8.1       5973373        5520406      8.2
1996  July             141101      132745      6.3       6126114        5744725      6.6
1996  August           145647      125632     15.9       6060112        5431092     11.6
1996  September        119590      118133      1.2       5337020        5109625      4.5
                     --------------------------------------------------------------------
     TOTAL 1996       1143867     1131340      1.1      50124884       49197169      1.9

SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommmendation by Smith Travel Research of any industry standard and is intended soLely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                                                   LIST OF PROPERTIES INCLUDED IN
                                                          Bakersfield, CA                                         11/07/96   Page: 1
                                                                                                RESPONSE REPORT     Report #: Res-14

                                                                           Zip
STR CODE   Name of Establishment                   City              ST    Code    Telephone      YEAR   ROOMS
--------   -------------------------------------   ---------------   --    -----   -------------  -----  ------
    5891   MOTEL 6 BUTTONWILLOW NORTH              BUTTONWILLOW      CA    93206   (805) 764-5153         123
    6278   SIXPENCE INN BUTTONWILLOW               BUTTONWILLOW      CA    93206   (805) 764-5207         129
   12637   GOOD NITE INN BUTTONWILLOW              BUTTONWILLOW      CA    93206   (805) 764-5121         82
   19514   SUPER 8 BAKERSFIELD/BUTTONWILL          BUTTONWILLOW      CA    93206   (805) 764-5117  8406   60
   15462   SHILO INN DELANO                        DELANO            CA    93215   (805) 725-7551  8706   48
   28517   COMFORT INN DELANO                      DELANO            CA    93215   (805) 725-1022  9201   45
   11598   KERNVILLE INN                           KERNVILLE         CA    93238   (619) 376-2222         26
   11600   LAZY RIVER LODGE                        KERNVILLE         CA    93238   (619) 376-2242         30
   25226   CARAVAN MOTOR INN                       GORMAM            CA    93243   (805) 248-6411         58
   32159   FLYING J INN                            LEBEC             CA    93243   (805) 248-2700         80
    6295   MOTEL 6 LOST HILLS                      LOST HILLS        CA    93249   (805) 797-2346         105
   19579   ECONOMY INNS OF AMERICA LOST H          LOST HILLS        CA    93249   (805) 797-2371         76
   23897   NATIONAL 9 OASIS INN                    MC FARLAND        CA    93250   (805) 792-2151         40
   26680   MARICOPA INN                            MARICOPA          CA    93252   (805) 769-8291  8807   41
   29856   TOPPER MOTEL                            TAFT              CA    93268   (805) 765-4145         31
    2146   WASCO INN MOTEL                         WASCO             CA    93280   (805) 758-5317         34
   10368   BEST WESTERN THE HILL HOUSE             BAKERSFIELD       CA    93301   (805) 327-4064  6000   97
   31203   HOLIDAY INN SELECT CONVENTION           BAKERSFIELD       CA    93301   (805) 323-1900  9506   259
    4752   DOWNTOWNER INN                          BAKERSFIELD       CA    93301   (805) 327-7122         50
    6270   MOTEL 6 BAKERSFIELD CENTRAL             BAKERSFIELD       CA    93304   (805) 326-1222         71
    6272   MOTEL 6 BAKERSFIELD SOUTH               BAKERSFIELD       CA    93304   (805) 834-2828         102
   32582   THRIFTLODGE BAKERSFIELD                 BAKERSFIELD       CA    93304   (805) 322-3300  9510   72
    1918   BEST WESTERN OAK INN                    BAKERSFIELD       CA    93304   (805) 324-9686  6400   42
   11410   QUALITY BAKERSFIELD                     BAKERSFIELD       CA    93304   (805) 325-0772         89
    3920   COMFORT INN CENTRAL                     BAKERSFIELD       CA    93304   (805) 831-1922         53
    7121   CALIFORNIA INN PLAZA                    BAKERSFIELD       CA    93304   (805) 834-3377         61
   27186   GARDEN SUITES INN                       BAKERSFIELD       CA    93304   (805) 833-6066  8906   67
   20394   COMFORT INN BAKERSFIELD                 BAKERSFIELD       CA    93304   (805) 833-8000         64
     137   MOTEL 777                               BAKERSFIELD       CA    93304   (805) 832-3111         100
   29698   HOLIDAY INN EXPRESS BAKERSFIEL          BAKERSFIELD       CA    93304   (805) 833-3000  9403   108
   28995   TROPICANA MOTOR INN                     BAKERSFIELD       CA    93305   (805) 861-9294         100
   25654   ROYAL HAWAIIAN MOTEL                    BAKERSFIELD       CA    93305   (805) 733-4326         43
   11413   RIO BRAVO RESORT                        BAKERSFIELD       CA    93306   (805) 872-5000         109
   19508   MOTEL 6 BAKERSFIELD EAST                BAKERSFIELD       CA    93307   (805) 366-7231  8100   111
    7120   LA MIRAGE MOTEL                         BAKERSFIELD       CA    93307   (805) 324-4593         56
   21910   NATIONAL 9 TOWNHOUSE                    BAKERSFIELD       CA    93307   (805) 325-3326         35
   23893   ROYALE PALMS INN                        BAKERSFIELD       CA    93307   (805) 327-5901         103
    1917   CASA ROYALE MOTEL                       BAKERSFIELD       CA    93307   (805) 323-2000  5800   104

                                                   -------- 1995 ---------- --------------------------- 1996 -----------------------
STR CODE   Name of Establishment                   SEP    OCT   NOV    DEC    JAN   FEB    MAR   APR    MAY   JUN    JUL   AUG   SEP
--------   -------------------------------------   ------------------------ --------------------------------------------------------
    5891   MOTEL 6 BUTTONWILLOW NORTH               X      X     X      X      X     X      X      X     X      X     X     X     X
    6278   SIXPENCE INN BUTTONWILLOW                X      X     X      X      X     X      X      X     X      X     X     X     X
   12637   GOOD NITE INN BUTTONWILLOW               X      X     X      X      X     X      X      X     X      X     X     X
   19514   SUPER 8 BAKERSFIELD/BUTTONWILL
   15462   SHILO INN DELANO
   28517   COMFORT INN DELANO                       X      X     X      X      X     X      X      X     X      X     X     X     X
   11598   KERNVILLE INN
   11600   LAZY RIVER LODGE
   25226   CARAVAN MOTOR INN
   32159   FLYING J INN
    6295   MOTEL 6 LOST HILLS                       X      X     X      X      X     X      X      X     X      X     X     X     X
   19579   ECONOMY INNS OF AMERICA LOST H
   23897   NATIONAL 9 OASIS INN
   26680   MARICOPA INN
   29856   TOPPER MOTEL
    2146   WASCO INN MOTEL
   10368   BEST WESTERN THE HILL HOUSE
   31203   HOLIDAY INN SELECT CONVENTION            X      X     X      X      X     X      X      X     X      X     X     X     X
    4752   DOWNTOWNER INN
    6270   MOTEL 6 BAKERSFIELD CENTRAL              X                                                                             X
    6272   MOTEL 6 BAKERSFIELD SOUTH                X      X     X      X      X     X      X      X     X      X     X     X     X
   32582   THRIFTLODGE BAKERSFIELD                                                                 X     X            X     X     X
    1918   BEST WESTERN OAK INN
   11410   QUALITY BAKERSFIELD                      X      X     X      X      X     X      X      X     X      X     X     X     X
    3920   COMFORT INN CENTRAL                      X      X     X      X      X     X      X      X     X      X     X     X     X
    7121   CALIFORNIA INN PLAZA
   27186   GARDEN SUITES INN
   20394   COMFORT INN BAKERSFIELD                  X      X     X      X      X     X      X      X     X      X     X     X     X
     137   MOTEL 777
   29698   HOLIDAY INN EXPRESS BAKERSFIEL           X      X     X      X      X     X      X      X     X      X     X     X     X
   28995   TROPICANA MOTOR INN
   25654   ROYAL HAWAIIAN MOTEL
   11413   RIO BRAVO RESORT
   19508   MOTEL 6 BAKERSFIELD EAST                 X      X     X      X      X     X      X      X     X      X     X     X     X
    7120   LA MIRAGE MOTEL
   21910   NATIONAL 9 TOWNHOUSE
   23893   ROYALE PALMS INN
    1917   CASA ROYALE MOTEL

                                                   LIST OF PROPERTIES INCLUDED IN
                                                          Bakersfield, CA                                         11/07/96   Page: 2
                                                                                                RESPONSE REPORT     Report #: Res-14

                                                                           Zip
STR CODE   Name of Establishment                   City              ST    Code    Telephone      YEAR   ROOMS
--------   -------------------------------------   ---------------   --    -----   -------------  -----  ------
   11409   BAKERSFIELD LODGE                       BAKERSFIELD       CA    93307   (805) 327-7901        50
   27838   NATIONAL 9 BAKERSFIELD                  BAKERSFIELD       CA    93307   (805) 366-1630 8809   40
   19505   ECONOMY INNS OF AMERICA BAKERS          BAKERSFIELD       CA    93307   (805) 831-9200        139
   11412   SKYWAY INN                              BAKERSFIELD       CA    93308   (805) 399-9321        63
   19506   ECONOMY INNS OF AMERICA BAKERS          BAKERSFIELD       CA    93308   (805) 392-1800        156
    6271   MOTEL 6 BAKERSFIELD NORTH               BAKERSFIELD       CA    93308   (805) 392-9700        149
    8961   E-Z 8 BAKERSFIELD #2                    BAKERSFIELD       CA    93308   (805) 392-1511        100
   25664   QUALITY AIRPORT/BAKERSFIELD             BAKERSFIELD       CA    93308   (805) 324-5555        203
    9684   RAMADA BAKERSFIELD                      BAKERSFIELD       CA    93308   (805) 327-0681        185
   16957   DAYS INN BAKERSFIELD/RACETRACK          BAKERSFIELD       CA    93308   (805) 326-1111 8802   122
    9629   RED LION BAKERSFIELD/HOTEL              BAKERSFIELD       CA    93308   (805) 323-7111        262
    5894   COURTYARD BAKERSFIELD                   BAKERSFIELD       CA    93308   (805) 324-6660 8802   146
    8960   E-Z 8 BAKERSFIELD #1                    BAKERSFIELD       CA    93308   (805) 322-1901        100
   29399   ROADRUNNER MOTEL                        BAKERSFIELD       CA    93308   (805) 323-3727        50
   11411   BEST WESTERN BAKERSFIELD                BAKERSFIELD       CA    93308   (805) 327-9651        198
    5087   LA QUINTA BAKERSFIELD                   BAKERSFIELD       CA    93308   (805) 325-7400 8605   129
    8078   BAKERSFIELD MOTEL                       BAKERSFIELD       CA    93309   (805) 322-1911        200
   12138   RADISSON BAKERSFIELD                    BAKERSFIELD       CA    93309   (805) 322-9968 9310   80
    8555   SUPER 8 BAKERSFIELD                     BAKERSFIELD       CA    93309   (805) 322-1012 8209   90
    5888   MOTEL 6 BAKERSFIELD                     BAKERSFIELD       CA    93309   (805) 327-1686        107
   28488   RESIDENCE INN BAKERSFIELD               BAKERSFIELD       CA    93309   (805) 321-9800 9007   114
   17266   CALIFORNIA INN                          BAKERSFIELD       CA    93309   (805) 328-1100        74
    1294   FOUR POINTS BAKERSFIELD                 BAKERSFIELD       CA    93309   (805) 325-9700        197
   10411   TRAVELODGE BAKERSFIELD SOUTH            BAKERSFIELD       CA    93309   (805) 833-1000 8710   60
   33053   BEST WESTERN HERITAGE INN               BAKERSFIELD       CA    93312   (805) 764-6268 9601   47
   24777   ECONO LODGE BAKERSFIELD                 BAKERSFIELD       CA    93312   (805) 764-5221 8910   53
    6299   MOTEL 6 MOJAVE                          MOJAVE            CA    93501   (805) 824-4571        121
   15512   SCOTTISH INN MOJAVE                     MOJAVE            CA    93501   (805) 824-9317 8904   24
    4781   FRIENDSHIP INN MOJAVE                   MOJAVE            CA    93501   (805) 824-4523        30
   27767   WESTERN INN                             MOJAVE            CA    93501   (805) 824-3601 9312   51
    5727   VAGABOND INN MOJAVE                     MOJAVE            CA    93501   (805) 824-2463        33
    7186   TRAVEL INN                              MOJAVE            CA    93501   (805) 824-2441        29
   25484   CLOSED LAKESHORE INN                    CALIFORNIA CITY   CA    93505                          0
    6320   MOTEL 6 RIDGECREST                      RIDGECREST        CA    93555   (619) 375-6866        76
   24410   RIDGECREST MOTORS                       RIDGECREST        CA    93555   (619) 371-1695 7406   61
   25402   CARRIAGE INN                            RIDGECREST        CA    93555   (619) 446-7910        163
   32181   HERITAGE SUITES                         RIDGECREST        CA    93555   (619) 446-7951        46
   18220   ECONO LODGE RIDGECREST                  RIDGECREST        CA    93555   (619) 446-2551 9010   54

                                                   -------- 1995 ---------- --------------------------- 1996 -----------------------
STR CODE   Name of Establishment                   SEP    OCT   NOV    DEC    JAN   FEB    MAR   APR    MAY   JUN    JUL   AUG   SEP
--------   -------------------------------------   ------------------------ --------------------------------------------------------
   11409   BAKERSFIELD LODGE
   27838   NATIONAL 9 BAKERSFIELD
   19505   ECONOMY INNS OF AMERICA BAKERS
   11412   SKYWAY INN
   19506   ECONOMY INNS OF AMERICA BAKERS
    6271   MOTEL 6 BAKERSFIELD NORTH                X      X      X     X      X      X     X     X      X      X     X     X     X
    8961   E-Z 8 BAKERSFIELD #2
   25664   QUALITY AIRPORT/BAKERSFIELD              X      X      X     X      X      X     X     X      X      X     X     X     X
    9684   RAMADA BAKERSFIELD                       X      X      X     X      X      X     X     X      X      X     X     X     X
   16957   DAYS INN BAKERSFIELD/RACETRACK           X      X      X     X      X      X     X     X      X      X     X     X     X
    9629   RED LION BAKERSFIELD/HOTEL               X      X      X     X      X      X     X     X      X      X     X     X     X
    5894   COURTYARD BAKERSFIELD                    X      X      X     X      X      X     X     X      X      X     X     X     X
    8960   E-Z 8 BAKERSFIELD #1
   29399   ROADRUNNER MOTEL
   11411   BEST WESTERN BAKERSFIELD                 X      X      X     X      X      X     X     X      X      X     X     X     X
    5087   LA QUINTA BAKERSFIELD                    X      X      X     X      X      X     X     X      X      X     X     X     X
    8078   BAKERSFIELD MOTEL
   12138   RADISSON BAKERSFIELD                     X      X      X     X      X      X     X     X      X      X     X     X     X
    8555   SUPER 8 BAKERSFIELD
    5888   MOTEL 6 BAKERSFIELD                      X      X      X     X      X      X     X     X      X      X     X     X     X
   28488   RESIDENCE INN BAKERSFIELD                X      X      X     X      X      X     X     X      X      X     X     X     X
   17266   CALIFORNIA INN
    1294   FOUR POINTS BAKERSFIELD                  X      X      X     X      X      X     X     X      X      X     X     X     X
   10411   TRAVELODGE BAKERSFIELD SOUTH             X      X      X     X                         X      X      X     X     X     X
   33053   BEST WESTERN HERITAGE INN
   24777   ECONO LODGE BAKERSFIELD                  X      X      X     X      X      X     X     X      X      X     X     X     X
    6299   MOTEL 6 MOJAVE                           X      X      X     X      X      X     X     X      X      X     X     X     X
   15512   SCOTTISH INN MOJAVE
    4781   FRIENDSHIP INN MOJAVE
   27767   WESTERN INN
    5727   VAGABOND INN MOJAVE                      X      X      X     X      X      X     X     X      X      X     X     X     X
    7186   TRAVEL INN
   25484   CLOSED LAKESHORE INN
    6320   MOTEL 6 RIDGECREST                       X      X      X     X      X      X     X     X      X      X     X     X     X
   24410   RIDGECREST MOTORS
   25402   CARRIAGE INN
   32181   HERITAGE SUITES
   18220   ECONO LODGE RIDGECREST                   X      X      X     X      X      X     X     X      X      X     X     X     X